                                                        Exhibit 2.3


                         AGREEMENT AND PLAN OF MERGER

                                  Dated as of

                                MARCH 27, 1998

                                 By and among

                              MJD VENTURES, INC.,

                          UTILITIES ACQUISITION CORP.

                                      AND

                               UTILITIES, INC.*

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

SECTION 1.     THE MERGER.................................................... 1
    1.1   Surviving Corporation.............................................. 1
    1.2   Articles of Incorporation.......................................... 1
    1.3   Bylaws............................................................. 2
    1.4   Directors.......................................................... 2
    1.5   Officers........................................................... 2
    1.6   Effective Date..................................................... 2
    1.7   Additional Actions................................................. 2
    1.8   Conversion of Company Common Stock................................. 3
    1.9   Conversion of Acquisition Sub Common Stock......................... 3
    1.10  Dissenting Shares.................................................. 3
    1.11  Surrender of Shares................................................ 5
    1.12  Escrow Fund........................................................ 6
    1.13  Adjustments........................................................ 6
    1.14  Cellular Business Taxes............................................10

SECTION 2.     REPRESENTATIONS AND WARRANTIES................................12
    2.1   Organization and Corporate Power...................................12
    2.2   Authorization and No Contravention.................................13
    2.3   Capitalization; Shareholders; Subsidiaries.........................13
    2.4   Financial Statements...............................................14
    2.5   Projections........................................................15
    2.6   Business; Franchises and Regulations...............................15
    2.7   Tariffs; FCC Licenses..............................................16
    2.8   Rate Base..........................................................17
    2.9   Overbillings; Refunds..............................................17
    2.10  Capital Improvements Required by State
            Authorities......................................................17
    2.11  Compliance with Law................................................17
    2.12  Absence of Undisclosed Liabilities.................................18
    2.13  Absence of Certain Developments....................................18
    2.14  Title to Properties................................................18
    2.15  Tax Matters........................................................19
    2.16  Insurance..........................................................22
    2.17  Contracts and Commitments..........................................22
    2.18  Litigation.........................................................22
    2.19  Environmental Matters..............................................23
    2.20  Investment Company.................................................24
    2.21  Employee Benefit Programs..........................................24
    2.22  Brokers or Finders.................................................27
    2.23  Corporate Records..................................................27
    2.24  Books of Account...................................................27
    2.25  Certain Employment Matters.........................................28
    2.26  Voting Agreements..................................................29
    2.27  No Material Misstatement or Omission...............................29
    2.28  1998 Budgets.......................................................29

    2.29  Receivables........................................................30

SECTION 3.     REPRESENTATIONS AND WARRANTIES OF PARENT......................30
    3.1   Organization and Corporate Power...................................30
    3.2   Authorization and No Contravention.................................30
    3.3   Financial Statements...............................................31
    3.4   Brokers or Finders.................................................31
    3.5   Litigation.........................................................32

SECTION 4.     REPRESENTATIONS AND WARRANTIES OF ACQUISITION SUB.............32
    4.1   Organization and Corporate Power...................................32
    4.2   Authorization and No Contravention.................................32
    4.3   Capitalization.....................................................33
    4.4   Brokers or Finders.................................................33

SECTION 5.     PARENT'S AND ACQUISITION SUB'S CONDITIONS OF MERGER...........33
    5.1   Certificate........................................................33
    5.2   Delivery of Documents..............................................34
    5.3   Opinion of Company's Counsel.......................................34
    5.4   Opinion of Special MPUC Counsel....................................35
    5.5   [Intentionally Left Blank].........................................35
    5.6   Compliance with Agreements.........................................35
    5.7   All Proceedings Satisfactory.......................................35
    5.8   Directors and Officers.............................................35
    5.9   Regulatory Matters.................................................35
    5.10  Litigation.........................................................36
    5.11  Adverse Changes....................................................36
    5.12  Special Meeting....................................................36
    5.13  Environmental Matters..............................................36
    5.14 ....................................................................38

SECTION 6.     COMPANY'S CONDITIONS OF MERGER................................38
    6.1   Certificate........................................................38
    6.2   Compliance with Agreements.........................................39
    6.3   All Proceedings Satisfactory.......................................39
    6.4   Regulatory Matters.................................................39
    6.5   Litigation.........................................................40
    6.6   Delivery of Documents..............................................40
    6.7   Opinion of Parent's Counsel........................................41

SECTION 7.     COVENANTS.....................................................41
    7.1   Regular Course of Business.........................................41
    7.2   Amendments; Sales and Acquisitions.................................42

    7.3   Capital Changes....................................................42
    7.4   Dividends..........................................................42
    7.5   [Intentionally Left Blank].........................................43
    7.6   Borrowing..........................................................43
    7.7   Property...........................................................43
    7.8   Other Commitments..................................................43
    7.9   Interim Financial Information......................................43
    7.10  Consents and Authorizations........................................43
    7.11  Access.............................................................43
    7.12  Notice of Transfer.................................................44
    7.13  Payment of Tax.....................................................44
    7.14  Agreement to Defend................................................44
    7.15  Projections and 1998 Budgets.......................................44
    7.16  Further Assurances.................................................44
    7.17  Consents...........................................................45
    7.18  No Solicitation or Negotiation.....................................45
    7.19  Public Announcements...............................................47
    7.20  Environmental Inspections..........................................48
    7.21  Regulatory Matters.................................................48
    7.22  Indemnification and Insurance......................................48
    7.23  Employees; Other Benefits..........................................48
    7.24  Payment of Regulatory Fees.........................................49
    7.25  Shareholder Approval...............................................49
    7.26  CUBS II Development................................................49
    7.27  Accounts Receivable................................................50
    7.28  Inventory..........................................................50
    7.29  Seacoast and Western Transaction Documents.........................50
    7.30  Accountant's Consent...............................................51

SECTION 8.     CLOSING.......................................................51
    8.1   Time and Place.....................................................51

SECTION 9.     INDEMNIFICATION OF PARENT AND ACQUISITION SUB.................52
    9.1   Survival...........................................................52
    9.2   Indemnification....................................................52
    9.3   Notice of Claims...................................................53
    9.4   Method of Indemnification..........................................53
    9.5   Defense of Third-Party Claims......................................54
    9.6   Characterization of Indemnification................................55

SECTION 10.    DEFINITIONS...................................................55

SECTION 11.    GENERAL.......................................................64
    11.1  Termination........................................................64
    11.2  Effect of Termination..............................................66
    11.3  AMENDMENTS, WAIVERS AND CONSENTS...................................67
    11.4  GOVERNING LAW; CONSENT TO JURISDICTION.............................67
    11.5  Section Headings...................................................67

    11.6  Notices and Demands................................................67
    11.7  Counterparts.......................................................68
    11.8  Severability; Complete Agreement...................................69
    11.9  Expenses...........................................................69
    11.10 Assignment.........................................................69
    11.11 Accounting Terms...................................................69
    11.12 Parties............................................................70
    11.13 Liability of the Shareholder Representative........................70
    11.14 JURY WAIVER........................................................70
    11.15 Schedules..........................................................70
    11.16 Arbitration........................................................70
    11.17 Specific Performance...............................................71


    The following documents are available upon request from the Company:

    Exhibit A Articles of Merger of Utilities Acquisition Corp.

    Exhibit B Escrow Agreement

    Exhibit C Opinion of Company Counsel

    Exhibit D [Intentionally Omitted]

    Exhibit E [Intentionally Omitted]

    Exhibit F Form of Shareholder Representative Appointment Agreement


SCHEDULES
---------

1.4  Directors and Officers

1.8  Merger Consideration

2.1  Organization and Corporate Power

2.2  Violations

2.3  Capitalization and Subsidiaries

2.4  Financial Statements

2.5  Projections

2.6  Franchises

2.7  Tariffs and FCC Licenses

2.8  Rate Base

2.9  Overbillings and Refunds

2.10 Capital Improvements

2.11 Compliance with Law

2.13 Changes

2.14 Title

2.15 Taxes

2.16 Insurance

2.17 Contracts

2.18 Litigation

2.19 Environmental Matters

2.21 Employee Benefit Programs

2.25 Employment Matters

2.27 Material Misstatements or Omissions

2.28 Budget

3.2  Authorization and Contravention (Parent)

3.3  Parent's Financial Statements

4.2  Authorization and Contravention (Acquisition Sub)

4.3  Capitalization

7.1  Compensation

7.21 Regulatory Matters

                         AGREEMENT AND PLAN OF MERGER


          THIS AGREEMENT made as of this 27/th/ day of March, 1998 (this "AGREEMENT") by and among UTILITIES INC., a Maine corporation (the "COMPANY"), MJD VENTURES, INC., a Delaware corporation (the "PARENT"), and UTILITIES ACQUISITION CORP., a Maine corporation ("ACQUISITION SUB").


                                  WITNESSETH

          WHEREAS, the respective Boards of Directors of Parent, Acquisition Sub and the Company have approved the merger of Acquisition Sub with and into the Company (the "MERGER"), upon the terms and subject to the conditions set forth herein and in the articles of merger annexed as EXHIBIT A (the "ARTICLES OF MERGER"), as a result of which Acquisition Sub will be merged into the Company and the shareholders of the Company (other than shareholders who perfect appraisal rights) will be entitled to receive the consideration provided in this Agreement.

          NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, covenants and agreements hereinafter contained, Parent, Acquisition Sub and the Company agree as follows:



SECTION 1.      THE MERGER
                ----------

          1.1   Surviving Corporation.  In accordance with the provisions of
                ---------------------
this Agreement, the Articles of Merger, the certificate of merger and the Maine Business Corporation Act (the "MBCA"), at the Effective Date (as defined in
Section 1.6), Acquisition Sub shall be merged with and into the Company, and the Company shall be the surviving corporation in the Merger (hereinafter sometimes called the "SURVIVING CORPORATION"). At the Effective Date, the separate existence of Acquisition Sub shall cease.

          1.2   Articles of Incorporation.  As of the Effective Date, the
                -------------------------
Articles of Incorporation of Acquisition Sub immediately prior to the Effective Date shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended as otherwise provided by law or in such Articles of Incorporation.

          1.3   Bylaws.  The Bylaws of the Acquisition Sub as in effect at the
                ------
Effective Date shall be the Bylaws of the Surviving Corporation, until thereafter amended or repealed as provided by law.

          1.4   Directors.  The directors of Acquisition Sub at the Effective
                ---------
Date (whose names are set forth on SCHEDULE 1.4) shall, from and after the Effective Date, be the directors of the Surviving Corporation and shall hold office from the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and By-laws of the Surviving Corporation, or as otherwise provided by law.

          1.5   Officers.  The officers of Acquisition Sub at the Effective Date
                --------
(whose names are set forth on SCHEDULE 1.4) shall, from and after the Effective Date, be the officers of the Surviving Corporation and shall hold office from the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

          1.6   Effective Date.  The Merger shall become effective at the time
                --------------
of filing of the Articles of Merger with the Secretary of State of the State of Maine in accordance with Sections 106 and 903 of the MBCA. The Articles of Merger shall be filed with the Secretary of State of the State of Maine on the Closing Date (as defined in Section 8.1 hereof). The date when the Merger becomes effective is herein referred to as the "EFFECTIVE DATE".

           1.7   Additional Actions.  If, at any time after the Effective Date,
                ------------------
the Surviving Corporation determines that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, properties or assets of the Company or its Subsidiaries acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors shall be authorized to execute and deliver, in the name and on behalf of the Company and its Subsidiaries, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of the Company and its Subsidiaries, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

          1.8  Conversion of Company Common Stock.
               ----------------------------------

               (a) Each share of the Company's common stock, no par value (the "COMPANY COMMON STOCK"), actually issued and outstanding at the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive consideration, payable (subject to Sections 1.12 and 1.13) as set forth on SCHEDULE 1.8 hereto (the "MERGER CONSIDERATION"); provided, however, that the Dissenting Shares shall
                         --------  -------
have the right to receive the consideration provided in SECTION 1.10. The Merger Consideration consists of $50,000,000 in cash.

               (b) Any share of Company Common Stock held by Parent or in the Company's treasury at the Effective Date shall, by virtue of the Merger, be canceled without payment of any consideration therefor and without any conversion thereof.

          1.9   Conversion of Acquisition Sub Common Stock. Each share of common
                ------------------------------------------
stock, no par value, of Acquisition Sub (the "ACQUISITION SUB COMMON STOCK") issued and outstanding at the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation (the "SURVIVING CORPORATION COMMON STOCK"). From and after the Effective Date, each outstanding certificate theretofore representing shares of Acquisition Sub Common Stock shall be deemed for all purposes to evidence ownership of, and to represent the number of shares of, Surviving Corporation Common Stock into which such shares of Acquisition Sub Common Stock shall have been converted.

          1.10   Dissenting Shares.  (a)  Notwithstanding anything in this
                 -----------------
Agreement to the contrary, shares of Company Common Stock issued and outstanding on the Effective Date which are held of record by shareholders who shall not have voted such shares in favor of the Merger and shall have properly exercised rights to demand payment of the fair value of such shares in accordance with
Section 908 of the

MBCA ("DISSENTING SHARES") shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 909, subsection 1 of the MBCA (the "DISSENTING CONSIDERATION"), the payment of which fair value or other consideration shall be made as contemplated by Section 1.10(b); provided, however, that (i) if such holder fails to file a written demand for payment in accordance with Section 909, subsection 3 of the MBCA or, after filing such written demand for payment, subsequently, with the Company's consent, withdraws in writing his or her demand for payment as provided in Section 909, subsection 3 of the MBCA, or (ii) if a court shall determine that such holder is not entitled to receive payment for his shares or such holder is not entitled to receive payment for his shares or such holder shall otherwise lose his or her appraisal rights, then in either of such cases, each share of Company Common Stock held of record by such holder or holders shall automatically be converted into and represent only the right to receive the portion of the Merger Consideration indicated on SCHEDULE 1.8 (subject to Sections 1.12 and 1.13), upon the surrender of the certificate or certificates representing such Dissenting Shares. The Company shall give Parent prompt notice of any demands received by the Company for payment of the fair value of such shares, and Parent shall have the right to participate in all the negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment (except to the extent that any such payment is made pursuant to a court order) with respect to, or settle or offer to settle, any such demands.

          (b) To the extent any shareholder exercises its rights pursuant to this Section 1.10, and as a result of such exercise such shareholder is to receive consideration in addition to the portion of the Merger Consideration which such shareholder would have received as contemplated by SCHEDULE 1.8, any and all such additional consideration shall be paid to such shareholder in equal parts by the Shareholder Representative (from the Escrow Fund, as defined below), and Parent (which shall pay its one-half of such amount in addition to the payment of the Merger Consideration); and in any such event the portion of such amount payable by the Shareholder Representative out of the Escrow Fund shall correspondingly reduce the amount of the Merger Consideration held in the Escrow Fund payable to the Selling Shareholders.

           1.11  Surrender of Shares.
                 -------------------

          (a) Subject to Sections 1.11(b), 1.12 and 1.13, at the Closing, Parent shall deliver the Merger Consideration to the former shareholders of the Company pro rata in accordance with a schedule to be provided by the Company at least five (5) days prior to the Closing Date.

          (b) Subject to Sections 1.12 and 1.13, upon surrender to Parent of a certificate representing each of the shares of Company Common Stock (each, a "CERTIFICATE") or an affidavit of loss stating that the holder of the Certificate has lost such Certificate, together with an indemnity agreement providing for indemnification of the Company, Parent and Surviving Corporation for any loss, damage or other expense resulting from a third party having a claim to such Certificate or the shares of stock underlying such Certificate ("AFFIDAVIT"), the holder of such Certificate or Affidavit shall be entitled to receive in exchange for each share of Company Common Stock represented by such Certificate or subject to the Affidavit, as the case may be, the portion of the Merger Consideration indicated on SCHEDULE 1.8, and such Certificate shall forthwith be canceled (if a Certificate is presented) and the records of the Company shall be modified accordingly upon receipt by the holder of such Certificate or Affidavit, as the case may be, of the indicated portion of the Merger Consideration; such surrender of Certificates and Affidavits to Parent shall be made at Closing by the Shareholder Representative. No interest will be paid or accrued on any portion of the Merger Consideration payable upon the surrender of such Certificates or Affidavit.

          (c) If payment is to be made to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of payment of the Merger Consideration that the Certificate so surrendered be properly endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, with signature guaranteed, and is otherwise in proper form for transfer, and that the Person requesting such payment shall pay any transfer or other taxes required by law as a result of such payment to a Person other than the record holder of the Certificate surrendered, or shall establish to Parent's satisfaction that such tax has been paid or is not applicable.

          (d) After the Effective Date, there shall be no further transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock, which are outstanding at the Effective Date. If, after the Effective Date, Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and there shall be issued to the transferee in exchange for each share of Company Common Stock the portion of the Merger Consideration indicated on SCHEDULE 1.8.

          (e) The consideration payable upon the surrender for exchange of Certificates in accordance with the terms of this Section 1 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Date. If, after the Effective Date, Certificates are presented to the Surviving Corporation or the Escrow Agent for any reason, they shall be canceled and exchanged as provided in this
Section 1.

          1.12   Escrow Fund.  In order to secure the Company's obligations to
                 -----------
indemnify Parent and Acquisition Sub under this Agreement and to make any adjustments to the Merger Consideration in accordance with Section 1.13(b), Two Million Five Hundred Thousand Dollars ($2,500,000) of the Merger Consideration (the "ESCROW FUND")shall be held by the Escrow Agent and shall not be delivered to the holders of any surrendered Certificate. The Escrow Fund shall be the exclusive source of funding for (i) the obligations and adjustments set forth in
Section 1.13, (ii) for any payment by the Shareholder Representative of any Dissenting Consideration payable by the Shareholder Representative pursuant to
Section 1.10(b), and (iii) except as provided in Section 9, indemnification payments required to be made by the Selling Shareholders pursuant to Section
9.2. Such Escrow Fund shall be delivered to the appropriate party in accordance with the terms of an Escrow Agreement substantially in the form of EXHIBIT B hereto (the "ESCROW AGREEMENT").

           1.13  Adjustments.
                 -----------

          (a) At least ten (10) business days prior to the Closing Date, the Company shall prepare, in accordance with GAAP, consistently applied, and deliver to

Parent, a balance sheet of the Company and its Subsidiaries (the "PRE-CLOSING BALANCE SHEET") as of the close of business on the last business day of the month most recently ended prior to the Closing Date. The Merger Consideration shall be decreased by the Working Capital Adjustment (as defined below) and the Cash Adjustment (as defined below). The "WORKING CAPITAL ADJUSTMENT" shall be equal to $2,000,000 minus the amount of Working Capital (as defined below); provided, that if the Working Capital Adjustment is an amount less than zero, then the Working Capital Adjustment shall be deemed to equal zero. "WORKING CAPITAL" shall be equal to current assets minus current liabilities, each determined in accordance with GAAP and as reflected on the Pre-Closing Balance Sheet. The "CASH ADJUSTMENT" shall be equal to $2,300,000 minus the amount of cash reflected on the Pre-Closing Balance Sheet, as adjusted pursuant to Section 5.14; provided, however that if the Cash Adjustment is an amount less than zero,
      --------  -------
then the Cash Adjustment shall be deemed to be equal to zero; provided further,
                                                              -------- -------
however, that the cash reflected on the Pre-Closing Balance Sheet shall not
-------
include any amount constituting any portion of the Indemnity Fund or the escrow fund described in Sections 2.2 or 2.4 of the Western Purchase Agreement (as defined below). The amount payable by Parent on the Closing Date shall be equal to the Merger Consideration, as adjusted by the Working Capital Adjustment, the Cash Adjustment, the Estimated Taxes, the Cellular Adjustment and the Cellular Distribution Adjustment; such amount shall be referred to herein as the "CLOSING DATE PAYMENT".

          (b) Within ninety (90) days after the end of the first fiscal year after the Closing Date, Parent shall prepare, in accordance with GAAP, consistently applied, and deliver to the Shareholder Representative, an unaudited balance sheet of the Company and its Subsidiaries (the "EFFECTIVE DATE BALANCE SHEET") as of the Effective Date. The parties shall have the right to dispute the Effective Date Balance Sheet as provided in Section 1.13(c) hereof. The Merger Consideration shall be decreased by the amount of the Effective Date Working Capital Adjustment and the Effective Date Cash Adjustment and adjusted upward or downward by the Tax Adjustment (as defined below). The amount of the Merger Consideration, as adjusted pursuant to this Section 1.13, shall be referred to herein as the "ADJUSTED PURCHASE PRICE".

          (c) The Shareholder Representative shall have until thirty (30) days after the delivery of the Effective Date Balance Sheet to review such statement and propose any adjustments thereto. All adjustments proposed by the Shareholder Representative shall be set out in detail in a written statement delivered to Parent (an "ADJUSTMENT STATEMENT") and shall be incorporated into the Effective Date Balance Sheet unless Parent shall object in writing to such proposed adjustment within fifteen (15) days after delivery by the Shareholder Representative to Parent of such Adjustment Statement. If Parent does object in writing within fifteen (15) days to any such proposed adjustment (the proposed adjustment or adjustments to which Parent objects, hereinafter the "CONTESTED ADJUSTMENTS" and Parent's objection notice, hereinafter, a "CONTESTED ADJUSTMENT NOTICE"), then Parent and the Shareholder Representative shall use reasonable efforts to resolve their dispute regarding the Contested Adjustments, but if a final resolution thereof is not obtained within fifteen (15) days after Parent delivers to the Shareholder Representative the relevant Contested Adjustment Notice, the Shareholder Representative and Parent shall promptly retain a nationally recognized independent accounting firm acceptable to both Parent and the Shareholder Representative (the "INDEPENDENT ACCOUNTANT") to resolve any remaining disputes concerning the Contested Adjustments. Within fifteen (15) days after the Independent Accountant is retained, Parent and the Shareholder Representative shall each submit to the Independent Accountant in writing their respective positions with respect to the Contested Adjustments, together with such supporting documentation as they deem necessary or as the Independent Accountant requests. Parent and the Shareholder Representative shall cause the Independent Accountant to, within thirty (30) days after receiving the positions of both Parent and the Shareholder Representative and all supplementary supporting documentation requested by the Independent Accountant, render its decision as to the Contested Adjustments, which decision shall be final and binding on, and non-appealable by, Parent and the Shareholder Representative. The fees and expenses of the Independent Accountant incurred in connection with the procedure set forth in this Section 1.13(c) shall be borne equally by Parent and the Selling Shareholders, respectively. The decision of the Independent Accountant shall also include a certificate (the "SETTLEMENT AMOUNT CERTIFICATE") of the Independent Accountant setting forth the final amount of the Working Capital Adjustment and the Cash Adjustment as of the date of the Effective Date Balance Sheet, and the amount, if any, which the Shareholder Representative shall cause to be paid to Parent in respect thereof pursuant to the provisions of this Agreement with respect to the Effective Date Balance Sheet. The Effective

Date Balance Sheet shall be deemed to include all proposed adjustments not disputed by the Shareholder Representative and those adjustments accepted or made by the decision of the Independent Accountant in resolving the Contested Adjustments.

          (d) There shall be a "SETTLEMENT DATE" after the calculation of the Effective Date Working Capital Adjustment and the Effective Date Cash Adjustment as soon as possible after the Effective Date but in any event within four (4) months after the delivery of the Effective Date Balance Sheet, which shall mean the following, as applicable:

          (i) If the Shareholder Representative has not timely delivered an Adjustment Statement to Parent, then forty (40) days after the day the Shareholder Representative receives the Effective Date Balance Sheet.

          (ii) To the extent that the Shareholder Representative timely delivers an Adjustment Statement to Parent and if Parent has not timely delivered a Contested Adjustment Notice, then twenty (20) days after the day Parent receives the Adjustment Statement.

          (iii) If Parent and the Shareholder Representative have any disputes regarding Contested Adjustments and they resolve those disputes, then seven
     (7) days after such resolution.

          (iv) Ten (10) days after the Independent Accountant delivers the Settlement Amount Certificate, if applicable.

          (v) Such other day as shall be agreed between Parent and the Shareholder Representative.

          (e) On the Settlement Date, (i) if the amount of the Closing Date Payment exceeds the amount of the Adjusted Purchase Price, the Shareholder Representative shall cause to be paid to Parent the difference between the Closing Date Payment and the Adjusted Purchase Price (such payment to be made, at the option of Parent, (A) by wire transfer of immediately available funds from a source other than the Escrow Fund or (B) by wire transfer of immediately available funds from the Escrow Fund), (ii) if the amount of the Adjusted Purchase Price exceeds the amount of the Closing Date Payment, Parent shall cause to be paid to the

Shareholder Representative by wire transfer of immediately available funds, or such other consideration as may be agreed by Parent and the Shareholder Representative, the difference between the Adjusted Purchase Price and the Closing Date Payment.

          1.1  Cellular Business Taxes.
               -----------------------

               (a) (i) The Merger Consideration shall be decreased by $2,696,000 which represents the tax liability estimated to be incurred by the Company and its Subsidiaries in connection with or as a result of the distribution to the shareholders of the Company of Seacoast's assets and the net proceeds from the sale of Western's assets (including any contributions or liquidations related thereto), which in the aggregate constitute the remaining assets in its cellular line of business (such distribution, the "CELLULAR DISTRIBUTION" and such estimated tax liability, the "ESTIMATED TAXES").

                    (ii) The parties hereto agree to obtain, within thirty (30) days after the date hereof or as soon after such thirty (30) days as is practicable, from an appraiser to be designated by the parties hereto (the "SECOND APPRAISER") an assessment as to the amount of the tax liability to be incurred by the Company and its Subsidiaries in connection with or as a result of the Cellular Distribution and shall be required to deliver to the parties hereto its assessment in writing. If the Second Appraiser concludes that the amount of Estimated Taxes set forth above should be changed, the parties hereto shall consult in good faith as to such conclusion for a period of ten (10) days after such conclusion is reported to such parties. If the parties cannot in such ten (10) day period agree on any changes to the amount of Estimated Taxes set forth above, then Berry Dunn McNeil & Parker and the Second Appraiser shall choose (or, in the event they fail to agree within five (5) days after the end of the ten (10) day period referred to above the parties hereto shall promptly cause the President of the American Arbitration Association in Boston, Massachusetts to appoint) a nationally recognized appraiser of cellular telephone properties (the "CELLULAR ARBITRATOR") to assess the amount of the tax liability to be incurred by the Company and its Subsidiaries in connection with or as a result of the Cellular Distribution. The Cellular Arbitrator shall be required to render its assessment within thirty (30) days after its appointment pursuant hereto. The parties hereto shall provide such information to the Cellular Arbitrator as the Cellular

Arbitrator may reasonably request in connection with its assessment. The Cellular Arbitrator shall be required to deliver to the parties hereto its assessment in writing. The Cellular Arbitrator's determination as to the amount of tax liability to be incurred by the Company and its Subsidiaries in connection with or as a result of the Cellular Distribution shall be final and binding on, and non-appealable by, the parties hereto. If the Cellular Arbitrator's determination as to such tax liability is different from the amount of Estimated Taxes set forth above, the term "Estimated Taxes" shall refer to the amount of such tax liability as determined by the Cellular Arbitrator. The fees and expenses of the Second Appraiser shall be borne by the Company, and the fees and expenses of the Cellular Arbitrator shall be borne equally by Parent and the Company, respectively.

          (iii) The parties hereto agree to consult in good faith at least ten
(10) days prior to the Closing Date to determine whether to adjust the amount of the Estimated Taxes. If prior to the Closing Date such parties mutually agree to an adjustment the term "Estimated Taxes" shall refer to such adjusted amount. In the event the parties do not reach a mutual agreement the amount of the "Estimated Taxes" set forth above shall not change.

          (b) If at any time after the Closing Date the "TAX TOTAL" (as defined below) is determined by the Parent to be greater than the Estimated Taxes then the Adjusted Purchase Price shall also be decreased by the difference between the Estimated Taxes and the Tax Total; provided, however, if the Tax Total is
                                       --------  -------
less than the Estimated Taxes then the Adjusted Purchase Price shall be increased by the difference between the Tax Total and the Estimated Taxes (in either case, the "TAX ADJUSTMENT"). The sum of (i) any Taxes incurred by the Company and its Subsidiaries in connection with or as a result of the Cellular Distribution and (ii) the amount by which the Taxes incurred in connection with or as a result of the sale of Western exceeds the amount of the escrow fund described in Section 2.4 of the Western Purchase Agreement shall be referred to herein as the "TAX TOTAL". To the extent any increase or decrease in the Adjusted Purchase Price pursuant to this Section 1.14(b) results in a payment that is not permitted, under applicable law, to be treated for tax purposes as an adjustment to the purchase price, such payment shall be increased to reflect any Taxes imposed on the payee's receipt of such payment (and any increased amount paid under this sentence).

          (c) Any proposed Tax Adjustment, that is not the result of an audit, redetermination or adjustment by a relevant Taxing Authority, shall be set out in detail in a written statement (the "TAX ADJUSTMENT STATEMENT") delivered by the proposing party (the "PROPOSER") to the other parties hereto (the "RECEIVING PARTIES"), and shall be deemed accepted unless the Receiving Parties shall object in writing within fifteen (15) days after delivery by the Proposer of the Tax Adjustment Statement. Upon such an objection, the parties hereto shall follow the procedures set forth in Section 1.13(c) in order to resolve their dispute regarding the proposed Tax Adjustment. If the proposed Tax Adjustment is not objected to within fifteen (15) days after delivery by the Proposer of the Tax Adjustment Statement or upon resolution of the dispute thereto between the parties or the Independent Accountant, then ten (10) business days after the expiration of such fifteen (15) day period or such resolution, as the case may be, the amount of the Tax Adjustment shall be paid by the Shareholder Representative to Parent (if the Adjusted Purchase Price is to be decreased) or by the Parent to the Shareholder Representative (if the Adjusted Purchase Price is to be increased) by wire transfer of immediately available funds.

          (d) Notwithstanding any provision herein to the contrary, if the amount of the Tax Adjustment is less than $100,000, then the Tax Adjustment shall be deemed to be $0.

          (e) The Merger Consideration shall be increased by an amount equal to the product of (i) the Estimated Taxes determined under Section 1.14(a) as of the Closing Date, and (ii) the product of (A) five percent (5%) and (B) a fraction, (x) the numerator of which is the number of days from the Closing Date (but not including the Closing Date) through the next date on which the Company is required to pay estimated taxes under Section 6655(c) of the Code and (y) the denominator of which is 365 days (the "CELLULAR DISTRIBUTION ADJUSTMENT").


 SECTION 2.     REPRESENTATIONS AND WARRANTIES
                ------------------------------

          The Company hereby represents and warrants to Parent and Acquisition Sub as follows:

          2.1   Organization and Corporate Power.  Each of the Company and its
                --------------------------------
Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation as specified in SCHEDULE 2.1 attached hereto,
(b) except as provided in SCHEDULE 2.1, is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where failure to so qualify would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and (c) has all required corporate power and authority to own its property and to carry on its business as presently conducted or contemplated. Subject to the receipt of required MPUC and FCC approvals (if any are required), each of the Company and its Subsidiaries has all required corporate power and authority to enter into and perform this Agreement and the Related Documents, and generally to carry out the transactions contemplated hereby and by the Related Documents. The copies of the Articles of Incorporation and by-laws of each of the Company and each of its Subsidiaries, as amended to date, which have been furnished to counsel for Parent are correct and complete at the date hereof. Except as provided in
SCHEDULE 2.1, neither the Company nor any of its Subsidiaries is in violation of any term of its Articles of Incorporation or by-laws, or any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to it, if such violation could have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

          2.2   Authorization and No Contravention. Subject to the receipt of
                ----------------------------------
the approval of the Company's shareholders, the execution and delivery of, and performance by the Company of its obligations under, this Agreement and the Related Documents have been duly authorized by all corporate action of the Company, and except as may otherwise be specifically provided in this Agreement, and subject to the receipt of the approval of the Company's shareholders, each of this Agreement and the Related Documents constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with their terms. The Company's execution and delivery of this Agreement and the Related Documents, and its respective performance of the transactions contemplated hereby and thereby, will not: (i) except as set forth on SCHEDULE 2.2, violate, conflict with or result in a default under any contract, instrument, agreement, indenture, obligation or commitment to which the Company or any of its Subsidiaries is a party or by which it or its assets are bound, or any charter provision or by-law of the Company or any of its Subsidiaries, or the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of the Company or any of its Subsidiaries, except pursuant to this Agreement and the agreements contemplated hereby; (ii) violate or result in a violation of, or constitute a default under, any provision of any law, statute, ordinance, regulation or rule, or any decree, judgment or order of, or any restriction imposed by, any court or other federal, state or local governmental agency; or (ii except as set forth on SCHEDULE 2.2, require any notice to, filing with, or consent or approval of any governmental authority or other third party including, without limitation, the MPUC.

          2.3   Capitalization; Shareholders; Subsidiaries. The authorized and
                ------------------------------------------
issued capital stock of the Company and each of its Subsidiaries is as set forth in SCHEDULE 2.3. All of the issued shares of capital stock of the Company and each of its Subsidiaries have been duly and validly authorized and issued in accordance with all applicable federal and state securities laws and are fully paid and non-assessable. Other than as set forth in SCHEDULE 2.3, neither the Company nor any of its Subsidiaries has issued any other shares of its capital stock and there are no outstanding warrants, options or other rights to purchase or acquire any of such shares, nor any outstanding securities convertible into such shares or outstanding warrants, options or other rights to acquire any such convertible securities. There are no preemptive rights with respect to the issuance or sale by the Company, or any of its Subsidiaries, of the Company's, or such Subsidiary's, capital stock. Except as disclosed in SCHEDULE 2.3, there are no restrictions on the transfer of the Company's capital stock other than those arising from federal and state securities laws or under this Agreement. The outstanding shares of capital stock of the Company and its Subsidiaries are held of record by the persons identified in SCHEDULE 2.3 in the amounts indicated therein. Except as set forth in SCHEDULE 2.3, the Company has no Subsidiaries and neither the Company nor any of its Subsidiaries has any investments in, or loans or advances to, any other corporation, trust, partnership or business entity and is not a party to any joint venture. All of the outstanding capital stock of each of the Company's subsidiaries is owned directly or indirectly by the Company free and clear of all liens of any nature.

          2.4   Financial Statements.(a) Attached hereto as SCHEDULE 2.4 are the
                --------------------
Company's consolidated audited statements of income, cash flows and shareholders' equity and the related balance sheets for the fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997 (the December 31, 1997 balance sheet is herein referred to as the "BASE BALANCE SHEET"). Except as set forth in SCHEDULE 2.4, neither the Company nor any of its

Subsidiaries has any material contingent obligations, liabilities or material forward or long-term commitments. The foregoing financial statements have been prepared (i) to the extent required, in material accordance with the rules and regulations of the MPUC and the FCC and (ii) in accordance with generally accepted accounting principles applied on a consistent basis. All of such financial statements present fairly the financial condition of the Company and its Subsidiaries as of the date thereof, and are true and correct as of the date thereof. No event has occurred since such dates, other than the contemplated Cellular Distribution and the sale of Western, which would cause such financial statements not to present fairly in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof.

                (b) Each of the liabilities of the Company which will not be classified as "current liability" in accordance with GAAP is listed as SCHEDULE 2.4(B) (such liabilities are hereinafter referred to as "LONG-TERM LIABILITIES"). The Company is current on all payments due with respect to each of the Long-Term Liabilities.

          2.5   Projections.  The Company has provided to Parent certain
                -----------
financial projections which are specified in SCHEDULE 2.5 and appended to
SCHEDULE 2.5 (the "PROJECTIONS"). Such Projections do not account for up to $400,000 of losses due to weather conditions in the State of Maine during the first quarter of 1998; SCHEDULE 2.5 sets forth a description of the gross amount of such losses, the sources and amounts of recoveries expected with respect thereto, and a calculation of the net amount of such losses. The assumptions underlying the projections are believed by the Company to be reasonable and the Projections are based upon good faith and diligent estimates of the anticipated operating results and financial condition of the Company.

          2.6   Business; Franchises and Regulations. Except as set forth in
                ------------------------------------
SCHEDULE 2.6, the Company and each of its Subsidiaries has obtained, has ownership of and/or has the right to use (i) all franchises, authorizations, approvals, permits, licenses (other than FCC Licenses) required by applicable law or regulation, and (ii) all patent, copyright, trademark, or other rights and privileges, in the case of both (i) and (ii) used in or necessary for their respective businesses as presently conducted or contemplated by the Company or its Subsidiaries to be conducted or required or necessary to permit it to own its properties and to conduct its business as presently conducted or contemplated by the Company or its Subsidiaries to be conducted and neither their present nor contemplated activities infringe any such patent, copyright, trademark or other proprietary rights of others.
SCHEDULE 2.6 correctly sets forth all of the franchises, authorizations, approvals, permits and licenses (other than FCC Licenses) which are held by the Company and its Subsidiaries (the "COMPANY FRANCHISES") and correctly sets forth the issuer and termination date of each Company Franchise. Each Company Franchise was duly and validly issued by the issuer thereof pursuant to procedures which complied with all requirements of applicable law. Each Company Franchise or other right held by the Company or any of its Subsidiaries is in full force and effect, free of any lien, charge or encumbrance of any nature, and the Company and each of its Subsidiaries are in compliance with the terms thereof with no known conflict with the valid rights of others which could affect or impair in any manner the business, assets or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole except as set forth in SCHEDULE 2.6. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any Company Franchise so as to adversely affect in any manner the business or assets or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, except as set forth in SCHEDULE 2.6.

          Except as described on SCHEDULE 2.11, the Company has timely and properly made all filings and reports required by the MPUC, the FCC and all other regulatory entities having jurisdiction over the Company.

           2.7  Tariffs; FCC Licenses.
                ---------------------

                (a) The regulatory tariffs applicable to the Company and its Subsidiaries stand in full force and effect in accordance with their terms, and there is no outstanding notice of cancellation or termination or, to the Company's knowledge, any threatened cancellation or termination in connection therewith. Except as otherwise disclosed on SCHEDULE 2.7(A), neither the Company nor any of its Subsidiaries is subject to any restrictions or conditions applicable to its regulatory tariffs that limit or would limit the operations of the Company or any of its Subsidiaries (other than restrictions or conditions generally applicable to tariffs of that type). Each such tariff has been duly and validly approved by the appropriate regulatory agency. Except as otherwise disclosed on SCHEDULE 2.7(A), neither the Company nor any of its Subsidiaries is in violation under the terms and conditions of any such tariff, and there is no basis for any claim of violation by the Company or any of its Subsidiaries under any such tariff. Except as otherwise disclosed on SCHEDULE 2.7(A), there are no applications by the Company or any of its Subsidiaries, nor any complaints or petitions by others, or proceedings pending or threatened, before the MPUC relating to the Company or any of its Subsidiaries, or their respective operations or regulatory tariffs. To the knowledge of the Company, there are no violations by subscribers or others under any such tariff. A true and correct copy of each tariff applicable to the Company or any of its Subsidiaries has been delivered to Parent.

                (b) Listed on SCHEDULE 2.7(B) are the FCC Licenses held by the Company or any of its Subsidiaries. Except as disclosed on SCHEDULE 2.7(B), each such FCC License is valid and in full force and effect in accordance with its terms, and there is no outstanding notice of cancellation or termination or, to the Company's knowledge, any threatened cancellation or termination in connection therewith nor are any of such FCC Licenses subject to any restrictions or conditions that limit the operations of the Company or any of its Subsidiaries (other than restrictions or conditions generally applicable to licenses of that type).

          2.8   Rate Base.  Except as provided in SCHEDULE 2.8, neither the
                ---------
Company nor any of its Subsidiaries has any inventory, plant or equipment that has been disallowed from rate base or excluded from the revenue calculations for any pool, and neither the Company nor any of its Subsidiaries has received notification that the FCC or any state regulatory authority or pool administrator proposes to exclude any assets from rate base or revenue calculations for the pools.

          2.9   Overbillings; Refunds.  Except as set forth on SCHEDULE 2.9,
                ---------------------
neither the Company nor any of its Subsidiaries has any liabilities for any customer overbillings or prospective refunds of overearnings.

          2.10  Capital Improvements Required by State Authorities.  Except as
                --------------------------------------------------
set forth on SCHEDULE 2.10, neither the Company nor any of its Subsidiaries is required by any state regulatory body to make any changes, upgrades or enhancements with respect to its physical plant, and neither the Company nor any of its Subsidiaries has reason to believe that any such changes, upgrades or enhancements will be so required in the foreseeable future.

          2.11  Compliance with Law.  Except as set forth in SCHEDULE 2.11,
                -------------------
neither the Company nor any of its Subsidiaries is in violation of any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government or any governmental department or agency (including, without limitation, the MPUC and the FCC), or any judgment, decree or order of any court, applicable to its business or operations except where any such violation would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and the conduct of the Company's and each of its Subsidiaries' respective businesses is in conformity with all federal, state and local energy, public utility, health, workplace or worker safety and health, including but not limited to OSHA, and environmental requirements and all other federal, state and local governmental regulatory requirements (including, without limitation, requirements of the MPUC and the FCC) except where any such non-conformity individually or in the aggregate, and taking into account the passage of time and accumulation of penalties and other obligations, would not have a material adverse effect on the Company or any of its Subsidiaries. The Company and its Subsidiaries have all authorizations, approvals, permits, licenses and franchises from, and have made all necessary filings with, all governmental agencies, including the MPUC and the FCC, required to conduct their businesses as now being conducted.

          2.12  Absence of Undisclosed Liabilities.  Except as otherwise
                ----------------------------------
specifically disclosed in the Base Balance Sheet or as set forth in SCHEDULE 2.4, neither the Company nor any of its Subsidiaries has any accrued or contingent liability or liabilities arising out of any transaction or state of facts existing prior to the date hereof, accrued, to become due, contingent, or otherwise.

          2.13  Absence of Certain Developments.  Except as specifically
                -------------------------------
disclosed in SCHEDULE 2.13, since December 31, 1997 there has been (i) no material adverse change in the assets, liabilities, properties, business, prospects or condition (financial or otherwise) of the Company or any of its Subsidiaries, (ii) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock of the Company or any of its Subsidiaries, (iii) no waiver of any valuable right of the Company or any of its Subsidiaries or the cancellation of any debt or claim held by the Company or any of its Subsidiaries, (iv) no loan by the Company or any of its Subsidiaries to any officer, director, employee or Shareholder of the Company or any of its Subsidiaries, or any agreement or commitment therefor, (v) other than pursuant to the current contractual obligations set forth on SCHEDULE 2.13, no increase, direct or indirect, in the compensation paid or payable to any officer, director, employee or agent of the Company or any of its Subsidiaries, (vi no material loss, destruction or damage to any property of the Company or any of its Subsidiaries, whether or not insured, (vi no strikes, work stoppages, union organizing or recognition efforts involving the Company or any of its Subsidiaries and no material change in the personnel of the Company or any of its Subsidiaries or the terms and conditions of any employment contracts to which any of them are parties, and (vi no acquisition or disposition of any assets (or any contract or arrangement therefor) nor any other transaction by the Company or any of its Subsidiaries otherwise than in the ordinary course of business.

           2.14 Title to Properties.
                -------------------

                (a) Except as specifically disclosed on SCHEDULE 2.14, the Company and each of its Subsidiaries has good and marketable title to all of its properties and assets, free and clear of all mortgages, liens, restrictions or encumbrances, except in such cases as would not have a material adverse effect on the use of any such property or asset by the Company. All owned or leased real estate of the Company and its Subsidiaries is listed on SCHEDULE 2.14. A true copy of each lease to which the Company or any of its Subsidiaries is a party, is listed on SCHEDULE 2.14 and has been delivered by the Company to Parent, is in full force and effect and affords the Company or the Subsidiary, as the case may be, peaceful and undisturbed possession of the subject matter of such lease. No default or event of default on the part of the Company or any of its Subsidiaries or on the part of the lessor, exists under any lease, and neither the Company nor any of its Subsidiaries has received any notice of default under any such lease or any indication that the owner of the leased property intends to terminate such lease. Except as specifically disclosed on
SCHEDULE 2.14, the Company holds all easements, rights-of-way and other rights (collectively, "EASEMENTS") necessary to own, operate and maintain its physical plant (including all telephone lines) and the Company is not in breach of, or default under, any such Easement and there are not any materially burdensome limitations or obligations on the Company under any such Easement.

                (b) Neither the Company nor any of its Subsidiaries is in violation of any zoning, land-use, building or safety law, ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, nor has it received any notice of violation with which it has not complied, in any case in which the consequences of such violation if asserted by the applicable regulatory authority would be materially adverse with respect to the Company or such Subsidiary. All real property occupied pursuant to leases, and substantially all tangible personal property owned or leased by the Company and its Subsidiaries taken as a whole and required for the purpose of carrying on its business and operations, is in good operating condition and repair, reasonable wear and tear excepted, and no portion of any such real or personal property has suffered any damage by fire or other casualty which has not heretofore been completely repaired and restored to its original condition if and to the extent necessary or useful in the continued operation of its business.

          2.15  Tax Matters.  (a) Each of the Company and its Subsidiaries has
                -----------
filed all Tax reports and returns that it was required to file. All such reports and returns were correct and complete in all material respects. All Taxes owed by any of the Company and its Subsidiaries (whether or not shown on any report or return) have been paid. Except as disclosed on SCHEDULE 2.15(A), none of the Company or its Subsidiaries currently is the beneficiary of any extension of time within which to file any report or return. Except as disclosed on SCHEDULE 2.15(A), no claim has ever been made by an authority in a jurisdiction where any of the Company or its Subsidiaries does not file reports and returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                (b) Except as disclosed in SCHEDULE 2.15(B), each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, Shareholder or other third party.

                (c) No authority will assess any additional Taxes for any period for which returns have been filed. Except as disclosed in SCHEDULE 2.15(C), there is no dispute or claim concerning any Tax liability of any of the Company or its Subsidiaries either (i) claimed or raised by any authority in writing or (ii as to which any of the directors and officers (and employees responsible for Tax matters) of the Company and its Subsidiaries has knowledge based upon personal contact with any agent of such authority. All federal, state, local, and foreign income tax returns filed with respect to the Company and/or any of the Subsidiaries for taxable periods ended on or after December 31, 1994, December 31, 1995, December 31, 1996 and September 30, 1997 are set forth on SCHEDULE 2.15(C), and SCHEDULE 2.15(C) indicates those returns that have been audited or currently are the subject of an audit. The Company has delivered to the Parent correct and complete copies of all federal income Tax returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries since December 31, 1994.

          (d) Except as set forth in SCHEDULE 2.15(D), none of the Company and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Neither the Company nor any of its Subsidiaries has entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code of 1986, as amended (the "CODE").

          (e) The unpaid Taxes of the Company and its Subsidiaries (i) did not, as of September 30, 1997 exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the face of the Base Balance Sheet (or in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax returns.

          (f) None of the Company and its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. None of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each of the Company and its Subsidiaries has disclosed on its federal income Tax returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. None of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement, except for the agreement among members of the Affiliated Group of which the Company is the common parent (which agreement provides that the members of the Affiliated Group shall allocate the tax liability of the Affiliated Group pursuant to the method described in Section 1552(a)(1) of the Code, as modified by the percentage method set forth under Treasury Regulations
Section 1.1502-33(d)(3)). Except as set forth in SCHEDULE 2.15(F), none of the Company and its Subsidiaries (i) has been a member of an Affiliated Group filing a consolidated federal income Tax return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                (g) SCHEDULE 2.15(G) sets forth the following information with respect to each of the Company and its Subsidiaries as of the most recent practicable date: (i) the basis of the Company and its Subsidiaries in their respective assets; (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company or any of its Subsidiaries and (iii) the amount of any deferred gain or loss allocable to the Company or any of its Subsidiaries arising out of any Deferred Intercompany Transaction.

          2.16  Insurance.  The Company has in force all policies of insurance
                ---------
described in SCHEDULE 2.16, including, without limitation, title insurance, in the amounts and covering the risks described therein. Neither the Company nor any of its Subsidiaries has ever been refused any insurance coverage for which it has applied.

          2.17  Contracts and Commitments.  Except as set forth in SCHEDULES 2.5
                -------------------------
and 2.17, neither the Company nor any of its Subsidiaries (a) is a party to any contract, obligation or commitment which involves a potential commitment or aggregate payments in excess of $50,000, or which is otherwise material and not entered into in the ordinary course of business, or (b) has any employment contracts; stock redemption or purchase agreements; financing agreements; or agreements with officers, directors, employees or shareholders of the Company or any of its Subsidiaries or persons or organizations related to or affiliated with any such persons. Except as disclosed in SCHEDULE 2.17, neither the Company nor any of its Subsidiaries is in default under any contract, obligation or commitment, and to the best knowledge of the Company, there is no state of facts which upon notice or lapse of time or both would constitute such a default, the consequences of which default if asserted by the other contracting party would be materially adverse with respect to the Company and its Subsidiaries, taken as a whole. Except as set forth in SCHEDULE 2.17, neither the Company nor any of its Subsidiaries is a party to any contract or arrangement which is likely to have a material adverse effect on the assets, liabilities, properties, business, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has entered into any government contracts or subcontracts that remain in full force and effect.

          2.18  Litigation.  Except as set forth in SCHEDULE 2.18, there is no
                ----------
investigation, action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency (including, without limitation, the MPUC or the FCC) now pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or, to the knowledge of the Company, any director, officer or key employee of the Company or any of its Subsidiaries which has a reasonable possibility of calling into question the validity, or hindering the enforceability or performance, of this Agreement or any action taken or to be taken pursuant hereto or any of the other agreements and transactions contemplated hereby, or which might, if adversely determined, have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or their respective business prospects; nor has there occurred any event or does there exist any condition on the basis of which any such litigation, proceeding or investigation might properly be instituted.

           2.19 Environmental Matters.  Except as set forth in SCHEDULE 2.19:
                ---------------------

                (a) No hazardous wastes, hazardous substances, or hazardous materials have ever been or are being generated, used, stored, treated, or otherwise managed on any real property owned or leased by the Company or any of its Subsidiaries (the "PROPERTIES") by the Company or any of its Subsidiaries, or to any other persons, except in compliance with applicable law and regulations, and then only in the ordinary course of business as then conducted and only in such amounts as will not have a material adverse effect on the business, operations, prospects or assets of the Company or any of its Subsidiaries. No hazardous wastes, hazardous substances, hazardous materials, oil, or petroleum products have ever been, are being, are intended to be, or are threatened to be spilled, released, discharged, disposed, placed, or otherwise caused to become located in the soil or water in, under, or upon any of the Properties by the Company or any of its Subsidiaries, or to any other persons. No hazardous wastes, hazardous substances, hazardous materials, oil, or petroleum products which may pose a risk to human health or the environment have been shipped from any of the Properties for treatment, storage, or disposal at any other site or facility by the Company or any of its Subsidiaries, or to any other persons. For purposes of this paragraph and paragraph (b) below, "hazardous wastes", "hazardous substances", "hazardous materials", "oil", and "petroleum products" shall have the meanings set forth in the federal Resources Conservation and Recovery Act, the federal Comprehensive Environmental Response Compensation and Liability Act, the federal Hazardous Materials Transportation Act, the federal Clean Water Act, and corresponding state and local laws and ordinances, as such acts, laws, or ordinances may be amended through the date hereof, or as defined in any federal, state, or local regulation adopted under such acts, laws, or ordinances.

          (b) The Company and its Subsidiaries have no liability (contingent or otherwise) under, have never violated, and are presently in compliance in all respects with all federal, state, and local environmental laws, regulations, ordinances, and other requirements including, but not limited to, all laws, regulations, ordinances, and other requirements relating to the spilling, release, discharge, storage, treatment, disposal, management, control, and reporting of pollutants, contaminants, hazardous wastes, hazardous materials, hazardous substances, oil, petroleum products, and other materials which may pose a risk to human health or the environment. The Company and each of its Subsidiaries have not disposed or treated, or sent for disposal or treatment, any solid waste, pollutants, contaminants, hazardous wastes, hazardous materials, hazardous substances, oil or petroleum products except to a facility which possessed a proper permit for the storage and treatment of the material or waste, and stored or treated such material or waste only in compliance with all applicable legal requirements.

          (c) No circumstances exist to support any, and the Company and its Subsidiaries have not received, and have no reason to believe they will receive any: (i) notice of violation of any federal, state, or local environmental law, regulation, ordinance, or other requirement; or (ii) notice of any suit, action, claim, liability (contingent or otherwise), or legal, administrative, or other proceeding concerning environmental conditions or matters, including but expressly not limited to notice of responsibility under the federal Comprehensive Environmental Response, Compensation and Liability Act or any similar state or local law, regulation, or ordinance.

          2.20  Investment Company.  Neither the Company nor any of its
                ------------------
Subsidiaries is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          2.21  Employee Benefit Programs.
                -------------------------

                (a) SCHEDULE 2.21 sets forth a list of every Employee Program (as defined in paragraph (g)(i) below) that has been maintained by the Company and its Subsidiaries at any time during the period beginning or ending on the date hereof.

                (b) Each Employee Program which has ever been maintained by the Company or any of its Subsidiaries and which has been intended to qualify under
Section 401(a) or 501(c)(9) of the Code has received a favorable determination letter from the Internal Revenue Service ("IRS") regarding its qualification under such section. Each such Employee Program has, in fact, remained qualified under the applicable section of the Code from the effective date of the favorable determination letter for such Employee Program through and including the date hereof (or, if earlier, the date that all of such Employee Program's assets were distributed). No event or omission has occurred which would cause any such Employee Program to lose its qualification under the applicable Code section.

                (c) The Company is in compliance with any laws applicable with respect to the Employee Programs that have been maintained by the Company or any of its Subsidiaries. With respect to any Employee Program ever maintained by the Company, any Subsidiary or any affiliate thereof, there has been no "prohibited transaction" as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Code Section 4975, or breach of any duty under ERISA or other applicable law or any agreement which could subject the Company or any of its Subsidiaries thereof to material liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other loss or expense. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program.

          (d) None of the Company, any of its Subsidiaries or any affiliate thereof has incurred any liability under Title IV of ERISA which has not been paid in full prior to the date hereof. There is no "accumulated funding deficiency" (whether or not waived) with respect to any Employee Program maintained by the Company or any Subsidiary thereof and subject to Code Section 412 or ERISA Section 302. With respect to any Employee Program maintained by the Company, any of its Subsidiaries or any affiliate thereof and subject to Title IV of ERISA there (i) has been no "reportable event," within the meaning of Section 4043 of ERISA (for which the notice requirement is not waived under 29 C.F.R, Part 2615) and (ii no event or condition which presents a material risk of plan termination. All payments and/or contributions required to have been made (under the provisions of any agreements or other governing documents or applicable law) with respect to all Employee Programs maintained by the Company or any of its Subsidiaries, for all periods prior to the date hereof, either have been made or have been accrued (and all such unpaid but accrued amounts are described on SCHEDULE 2.21). Except as described in SCHEDULE 2.21, no Employee Program maintained by the Company, any of its Subsidiaries or any affiliate thereof and subject to title IV of ERISA has ever had any "unfunded benefit liabilities" within the meaning of Section 4001(a)(18) of ERISA, as of the date hereof. Except as described in SCHEDULE 2.21, none of the Employee Programs maintained by the Company or any Subsidiary thereof has ever provided or promised health care or non-pension benefits to former employees (other than as required by Part 6 of subtitle B of Title I of ERISA).

          (e) With respect to each Employee Program maintained by the Company or any of its Subsidiaries within the three (3)years preceding the date hereof, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to Parent: (i) all documents embodying or governing such Employee Program, as they may have been amended to the date hereof; (ii the most recent IRS determination letter with respect to such Employee Program and any applications for determination subsequently filed with the IRS; (ii) the three (3)(most recently filed IRS Forms 5500, with all applicable schedules attached thereto; (iv) the three (3) most recent actuarial valuation reports completed with respect to such Employee Program; (v) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; and (vi) any insurance policy (including any fiduciary liability insurance policy) related to such Employee Program.

                (f) Except as disclosed in SCHEDULE 2.21 hereto, no collective bargaining agreement or other contract, written or oral, with any trade or labor union, or association or organization of employees however denominated is in effect as of the date hereof with respect to the Company, any of its Subsidiaries or any of their employees, and (ii) none of the Company, any of its Subsidiaries or any affiliate has ever maintained or participated in any multiemployer plan, as defined in Section 3(37) of ERISA.

                (g)   For purposes of this section:

                (i) "EMPLOYEE PROGRAM" means (A) all employee benefit plans within the meaning of Section 3(3) of ERISA (including, but not limited to, employee benefit plans such as foreign or excess benefit plans which are not subject to ERISA); and (B) all stock option plans, bonus, incentive award or profit sharing plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, and all other employee benefit plans, agreements, and arrangements not described in
     (A) above.

                (ii) An entity "MAINTAINS" an Employee Program if such entity sponsors, contributes to, or provides benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries).

                (iii) An entity is an "AFFILIATE" of the Company or any of its Subsidiaries if it would have ever been considered a single employer with the Company or such Subsidiary under Section 4001(b) of ERISA or part of the same "controlled group" as the Company or such Subsidiary for purposes of 302(d)(8)(C) of ERISA.

          2.22  Brokers or Finders.  Except for Brown
                ------------------

Brother Harriman, Inc. ("BROWN BROTHERS"), neither the Company nor any Subsidiary thereof has engaged the services of any brokers or finders in connection with the execution of this Agreement.


          2.23  Corporate Records. (a) The minute books of the Company and its
                -----------------
Subsidiaries contain true and complete records of all meetings of, or written consents in lieu of meetings executed by, their respective boards of directors (and all committees thereof) and shareholders; (b) all material actions and transactions taken or entered into by the Company or any of its Subsidiaries, or otherwise requiring action by their respective boards of directors or shareholders, have been duly authorized or ratified as necessary and are evidenced in such minute books; (c) the stock certificate books and stock records of the Company and its Subsidiaries are true and complete; and (d) the signatures appearing in such minute books, stock certificate books and stock records are the genuine signatures of the persons purporting to have signed them.

          2.24  Books of Account.  The books of account of the Company and its
                ----------------
Subsidiaries have been maintained in accordance with normal business practices, and accurately and fairly reflect all of the properties, assets, liabilities, transactions and appropriate accruals of the Company and each of its Subsidiaries.

          2.25  Certain Employment Matters.
                --------------------------

                (a) SCHEDULE 2.25(A) contains a true and complete list of names and current hourly wage, monthly salary or other compensation of all directors, officers, management employees, consultants or managers of the Company, with a summary of existing bonuses, additional compensation and other benefits (whether current or deferred), if any, paid or payable to each such person for services rendered in the fiscal year ended December 31, 1997.
SCHEDULE 2.25(A) contains a true and complete listing and summary description of all employment, deferred compensation, non-compensation, confidential information and consulting agreements between the Company or any Subsidiary thereof and its directors, officers, management employees, consultants and managers.

                (b) Except as set forth in SCHEDULE 2.25(B), the Company and its Subsidiaries have complied in all material respects with all applicable laws relating to the payment and withholding of taxes, including income and social security taxes, and has withheld (and paid over to the appropriate authorities) all amounts required by local, state or federal law or by other agreement to be withheld from the wages or salaries of its employees. Neither the Company nor any Subsidiary thereof has any liability or obligation for any arrears of wages or benefits or any taxes or penalties for failure to comply with any of the foregoing.


                (c) Except as set forth on SCHEDULE 2.25(c), the Company and its Subsidiaries are not parties to any contract with any labor organization, nor have they agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of their respective employees. Neither the Company nor any Subsidiary thereof has knowledge of any union organizing drive, union election or demand for recognition with respect to their respective employees. Except as set forth on SCHEDULE 2.25(C), neither the Company nor any Subsidiary thereof has, within the last three (3)years, experienced any strike, work stoppage, grievance proceeding, claim of unfair labor practices or other significant labor difficulty of any nature, nor are any material claims pending or, to the knowledge of the Company, threatened between the Company or its Subsidiaries and any of their respective employees.

                (d) Except as set forth on SCHEDULE 2.25(d), neither the Company nor any Subsidiary thereof has received notification that any of its current management employees presently plans to terminate employment, whether by reason of the transactions contemplated hereby or otherwise. Except as set forth on SCHEDULE 2.25, the employment of all persons presently employed or retained by the Company is terminable at will, and neither the Company nor any of its Subsidiaries will be, pursuant to any current contract, arrangement or understanding, applicable law, or otherwise, obligated to pay any severance pay or other benefit by reason of the voluntary or involuntary termination of employment of any present or former employee, consultant, agent or manager, prior to, on or after the Effective Date.

          2.26  Voting Agreements.  Each officer and director of the Company
                -----------------
that is a shareholder of the Company and each holder, other than Rotelcom, Inc., of 5% or more of the Company Common Stock has executed a voting agreement, in form and substance reasonably satisfactory to Parent, providing that such director, officer or holder will, among other things, vote in favor of the Merger at the Special Meeting (as defined herein), not dispose of such director's, officer's or holder's shares of Company Common Stock except pursuant to the Merger and not take any actions inconsistent with the Closing.

          2.27  No Material Misstatement or Omission. Except as set forth in
                ------------------------------------
SCHEDULE 2.27, no statement of fact made by or on behalf of the Company or any of its Subsidiaries in this Agreement or in any certificate, schedule or exhibit furnished to Parent pursuant hereto, or otherwise delivered by the Company or any of its Subsidiaries to Parent contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein or herein not misleading. There is no fact relating to the Company or any of its Subsidiaries, or the business, property operations, or condition (financial or otherwise) of the Company or any of its Subsidiaries, presently known to the Company which has not been disclosed to the Parent and which materially adversely affects or in the future is likely to materially adversely affect the assets, liabilities, property, business, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole.

          2.28  1998 Budgets.  SCHEDULE 2.28 hereto contains a true and correct
                ------------
copy of the 1998 capital and operating budgets of the Company.

          2.29  Receivables.   All of the Company's accounts receivable and
                -----------
other rights to the payment of money arising out of the operation of the business of the Company, whether or not evidenced by a writing (collectively the "Receivables"), arose from bona fide transactions in the ordinary course of business of the Company and to the Company's Knowledge, are not subject to any claim, defense or set-off. Except to the extent reserved against in the Company's Pre-Closing Balance Sheet, all of the Receivables are collectable at the aggregate face amount of such Receivables recorded on the Company's books of account in the normal course of business without cost to the Company in collection efforts therefor less applicable reserves reflected on such books.

 SECTION 3.     REPRESENTATIONS AND WARRANTIES OF PARENT
                ----------------------------------------

          Parent hereby represents and warrants to the Company as follows:

          3.1   Organization and Corporate Power.  Parent and each of its
                --------------------------------
Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where failure to so qualify would not have a material adverse effect on the Parent or its Subsidiaries and (c) has all required corporate power and authority to own its property and to carry on its business as presently conducted or contemplated. Subject to MPUC and FCC approvals, the Parent has all required corporate power and authority to enter into and perform this Agreement and the Related Documents and generally to carry out the transactions contemplated hereby and by the Related Documents.

          3.2   Authorization and No Contravention.  The execution and delivery
                ----------------------------------
of, and performance by the Parent of its obligations under, this Agreement and the Related Documents and the delivery of the Merger Consideration have been duly authorized by all requisite corporate, director and shareholder action of Parent, and except as otherwise may be specifically provided in this Agreement, each of this Agreement and the Related Documents, to which Parent is a party, constitutes the legal, valid and binding obligation of Parent, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and general principles of equity and the availability of equitable remedies. Parent's execution and delivery of this Agreement and the Related Documents, to which Parent is a party, and its performance of the transactions contemplated hereby and thereby, will not: (i) violate, conflict with or result in a default under any contract, instrument, agreement, indenture, obligation or commitment to which Parent is a party or by which it or its assets are bound, or any charter provision or by-law of Parent, or the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of Parent; (ii) violate or result in a violation of, or constitute a default under, any provision of any law, statute, ordinance, regulation or rule, or any decree, judgment or order of, or any restriction imposed by, any court or other federal, state or local governmental agency;

or (iii) except as set forth on SCHEDULE 3.2, require any notice to, filing with, or consent or approval of any governmental authority or other third party which will not, prior to the Closing, have been duly and properly given, made or obtained.

          3.3   Financial Statements.  Attached hereto as SCHEDULE 3.3 are
                --------------------
Parent's (i) consolidated audited statements of income, cash flows and shareholders' equity and the related balance sheet for the fiscal year ended December 31, 1996 and (ii) consolidated audited statement of income and related balance sheet for the fiscal year ended ended December 31, 1997 (such December 31, 1997 balance sheet is referred to herein as the "PARENT'S BALANCE SHEET"). Except as set forth in Parent's Balance Sheet or as set forth on SCHEDULE 3.3, neither Parent nor any of its Subsidiaries has any material contingent obligations, liabilities or material forward or long-term commitments. The foregoing financial statements have been prepared (i) to the extent required, in accordance with the rules and regulations of the FCC and (ii) in accordance with GAAP applied on a consistent basis. All of such financial statements fairly present the financial condition and results of operations of Parent and its Subsidiaries as of the date thereof, and are true and correct as of the date thereof in all material respects. No event has occurred since such dates which would cause such financial statements not to be true and correct in all material respects as of the date thereof.

          3.4   Brokers or Finders.  Neither Parent nor any of its Subsidiaries
                ------------------
has engaged in the services of any brokers or finders in connection with the execution of this Agreement.

          3.5   Litigation.  To the knowledge of the Parent, there is no
                ----------
investigation, action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency now pending or threatened against the Company or any of its Subsidiaries, which if adversely determined would have a reasonable possibility of calling into question the validity, or hindering the enforceability or performance, of this Agreement or any action taken or to be taken pursuant hereto or any of the other agreements and transactions contemplated hereby.


SECTION 4.      REPRESENTATIONS AND WARRANTIES OF ACQUISITION SUB
                -------------------------------------------------

          Acquisition Sub hereby represents and warrants to the Company as follows:

          4.1   Organization and Corporate Power. Acquisition Sub (a) is a
                --------------------------------
corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where failure to so qualify would not have a material adverse effect on Acquisition Sub and (c) has all required corporate power and authority to own its property and to carry on its business as presently conducted or contemplated. Acquisition Sub has all required corporate power and authority to enter into and perform this Agreement and the Related Documents and to generally carry out the transactions contemplated hereby and by the Related Documents.

          4.2   Authorization and No Contravention.  The execution and delivery
                ----------------------------------
of, and performance by Acquisition Sub of its obligations under, this Agreement and the Related Documents have been duly authorized by all requisite corporate action of Acquisition Sub, and except as may otherwise be specifically provided in this Agreement, each of this Agreement and the Related Documents, to which Acquisition Sub is a party, constitutes the legal, valid and binding obligation of Acquisition Sub, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and general principles of equity and the availability of equitable remedies. Acquisition Sub's execution and delivery of this Agreement and the Related Documents, to which Acquisition Sub is a party, and its performance of the transactions contemplated hereby and thereby, will not: (i) violate, conflict with or result in a default under any contract, instrument, agreement, indenture, obligation or commitment to which Acquisition Sub is a party or by which it or its assets are bound, or any charter provision or by-law of Acquisition Sub or the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of Acquisition Sub, except pursuant to this Agreement and the agreements contemplated hereby; (ii) violate or result in a violation of, or constitute a default under, any provision of any law, statute, ordinance, regulation or rule, or any decree, judgment or order of, or any restriction imposed by, any court or other federal, state or local governmental agency; or (iii) except as set forth on SCHEDULE 4.2, require any notice to, filing with, or consent or approval of any governmental authority or other third party which will not, prior to the Closing, have been duly and properly given, made or obtained.

          4.3   Capitalization.  The authorized and issued capital stock of
                --------------
Acquisition Sub is as set forth on SCHEDULE 4.3.

          4.4   Brokers or Finders.  Acquisition Sub has not engaged in the
                ------------------
services of any brokers or finders in connection with the execution of this Agreement.


 SECTION 5.     PARENT'S AND ACQUISITION SUB'S CONDITIONS OF MERGER
                ---------------------------------------------------

          Parent's and Acquisition Sub's obligations hereunder shall be subject to compliance by the Company with its agreements contained herein and to the fulfillment to the Parent's and Acquisition Sub's satisfaction on or before and at the Closing Date of the following conditions:

          5.1   Certificate.  The representations and warranties of the Company
                -----------
and any of its Subsidiaries contained in this Agreement and the Related Documents, including but not limited to the representations and warranties made in Section 2 herein shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except those which speak as of a certain date, which shall be true and correct in all material respects as of such date; each of the conditions hereafter specified in this Section 5 shall have been satisfied in all material respects; and on the Closing Date one or more certificates to such effect executed by the President and the Chief Financial Officer of the Company shall be delivered to Parent.

          5.2   Delivery of Documents.  The Company shall have executed and
                ---------------------
delivered to Parent (or shall have caused to be executed and delivered to Parent by the appropriate persons) the following:

                (a) Certified copies of resolutions of the Board of Directors and the shareholders of the Company and its Subsidiaries authorizing the execution and delivery of this Agreement and the Related Documents;

                (b) A copy of the Company's and each of its Subsidiaries' corporate charter certified as of a recent date by the appropriate Secretary of State;

                (c) A copy of the by-laws of each of the Company and each of its Subsidiaries certified, in each case, by the secretary of the pertinent corporation;

                (d) A certificate issued as of a recent date by the appropriate Secretary of State of each of the states of incorporation of the Company and each of its Subsidiaries certifying that the Company or such Subsidiary, as the case may be, is in good standing in such state;

                (e) True and correct copies of all consents, instruments and other documents specified in SCHEDULE 2.2 attached hereto which have not otherwise been made available for review by Parent;

                (f) All other certificates and other documents reasonably requested by Parent. The form and substance of all such certificates and other documents hereunder shall be satisfactory in all respects to Parent and its counsel;

                (g)      The Non-Competition Agreement;

                (h)      The Escrow Agreement; and

                (i) A copy of the Shareholder Representative Appointment Agreement.

          5.3   Opinion of Company's Counsel.  Parent shall have received the
                ----------------------------
favorable written opinion of counsel for the Company dated the Closing Date, in substantially the form attached hereto as EXHIBIT C.

          5.4   Opinion of Special MPUC Counsel.  To the extent required by any
                -------------------------------
lender, Parent shall have received the favorable written opinion of special communications counsel for the Company, dated the Closing Date, with respect to MPUC and related matters.

          5.5   [Intentionally Left Blank]

          5.6   Compliance with Agreements.  The Company and its Subsidiaries
                --------------------------
shall have performed and complied with all agreements, covenants and conditions contained herein, in any other document contemplated hereby and all other

Related Documents which are required to be performed or complied with by the Company and its Subsidiaries on or before the Closing Date.

          5.7   All Proceedings Satisfactory.  All corporate and other
                ----------------------------
proceedings taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to Parent, and Parent shall receive such copies thereof and other materials (certified, if requested) as they may reasonably request in connection therewith.

          5.8   Directors and Officers.  Except for Dana E. Twombly, Eric Doane,
                ----------------------
Pamela Joy and James Taplin, Parent shall have received duly and validly obtained resignations of all directors and officers of the Company and each of its Subsidiaries whose resignation is requested by Parent, to be effective as of the Effective Date.

          5.9   Regulatory Matters.
                ------------------

                (a) All required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated and the Company shall have paid 50% of any filing fee imposed under such Act in connection with the transactions contemplated by this Agreement and the Related Documents.

                (b) The MPUC and the FCC shall, to the extent required by law, have approved the consummation of the transactions contemplated hereby (including the transfer of any cable system franchises) and such approvals shall: (i) be free of any terms, conditions or restrictions that are reasonably unacceptable to Parent and (ii have become Final Orders.

                (c) The approval of any other governmental entity or any other Person required for the consummation of the transactions contemplated hereby shall have been obtained including, without limitation, the approval of any local or municipal governmental entity necessary or appropriate in connection with the transfer of control of the Company Franchises.

          5.10  Litigation.  There shall be no investigation, action, suit or
                ----------
proceeding at law or in equity or by or before any governmental instrumentality or agency pending or threatened against the Company or any of its Subsidiaries, or any director, officer or key employee of the Company or any of its Subsidiaries which would have a reasonable possibility of negating the validity, or hinder the consummation, enforceability or performance, as the case may be, of the Closing, this Agreement, any action taken or to be taken pursuant hereto or any of the other agreements and transactions contemplated hereby.

          5.11  Adverse Changes.  From the date hereof, through and including
                ---------------
the Effective Date, and without regard to matters related to approvals required by Section 5.9 hereof or actions undertaken pursuant to this Agreement, there shall have been (i) no material adverse change in the assets and properties of the Company or any of its Subsidiaries, the business operations, liabilities, profits or financial condition of the Company or any of its Subsidiaries; (ii) no material damage to the assets and properties of the Company or any of its Subsidiaries caused by fire, flood, casualty, act of God or the public enemy or other cause, the loss of any of which is not adequately covered by insurance; or
(iii) no Federal or state regulation or deregulation, or any changes in laws applicable to Federal or state regulation of the Company or any of its Subsidiaries which have, or are reasonably expected to have, a material adverse effect on the assets and properties, the business operations, liabilities, profits or financial condition of the Company or any of its Subsidiaries.

          5.12  Special Meeting. The Company shall have called and held the
                ---------------
Special Meeting at which at least a majority of the Shareholders of the Company shall have approved the Merger in accordance with applicable law and the articles of incorporation.

          5.13  Environmental Matters. [Intentionally Left Blank]
                ---------------------

          5.14  Brown Brothers Fee.  The Company shall pay or the Selling
                ------------------
Shareholders shall cause to be paid from the Merger Consideration a fee to Brown Brothers in the amount of $914,375 (the "BROWN BROTHERS FEE"), and any expenses payable to Brown Brothers in connection herewith, on the Closing Date. If paid by the Company, the Brown Brothers Fee and any expenses payable to Brown Brothers to shall be subtracted from the cash reflected on the Pre-Closing Balance Sheet and the Effective Date Balance Sheet.

SECTION 6.     COMPANY'S CONDITIONS OF MERGER
               ------------------------------

          The Company's obligation hereunder shall be subject to compliance by the Parent and Acquisition Sub with their agreements herein contained and to the fulfillment to the Company's satisfaction on or before and at the Closing Date of the following conditions:

          6.1   Certificate.  The representations and warranties of the Parent
                -----------
and Acquisition Sub contained in this Agreement, including but not limited to the representations and warranties made in Sections 3 and 4 shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; each of the conditions hereafter specified in this Section 6 shall have been satisfied; and on the Closing Date one or more certificates to such effect executed by the Senior Vice President and the Chief Financial Officer of the Parent and Acquisition Sub shall be delivered to the Company.

          6.2   Compliance with Agreements.  Parent and Acquisition Sub shall
                --------------------------
have performed and complied with all agreements, covenants and conditions contained herein, in any other document contemplated hereby and all other Related Documents which are required to be performed or complied with by Parent and Acquisition Sub on or before the Closing Date.

          6.3   All Proceedings Satisfactory.  All corporate and other
                ----------------------------
proceedings taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to the Company and Company shall receive such copies thereof and other materials (certified, if requested) as they may reasonably request in connection therewith.

           6.4  Regulatory Matters.
                ------------------

                (a) All required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated and Parent shall have paid 50% of any filing fee imposed under such Act in connection with the transactions contemplated by this Agreement and the Related Documents.

                (b) The MPUC and the FCC shall, to the extent required by law, have approved the consummation of the transactions contemplated hereby and such approvals shall: (i) be free of any terms, conditions or restrictions that are reasonably unacceptable to the Company and (ii) have become Final Orders.

                (c) The MPUC and the FCC shall, to the extent required by law, have approved the consummation of the divestiture of Seacoast. In the event that the MPUC and FCC have not approved the divestiture of Seacoast by December 31, 1998, and this Agreement is therefore terminated pursuant to Section 11.1(a)(iii) the Company shall be required to pay to Parent a break-up fee of $1,000,000, plus an amount equal to the direct and indirect costs and expenses incurred by Parent and its affiliates in connection with the transactions contemplated by this Agreement, in immediately available funds and this Agreement shall be deemed to have terminated pursuant to Section 11.1(a)(iii) hereof. In the event this Agreement is terminated pursuant to this Section 6.4(c), the Company shall be obligated to use its best efforts to renegotiate the terms of the Merger with the Parent.

          6.5   Litigation.  There shall be no investigation, action, suit or
                ----------
proceeding at law or in equity or by or before any governmental instrumentality or other agency pending or threatened against Parent or Acquisition Sub, or, to the knowledge of Parent and Acquisition Sub, any director, officer or key employee of Parent or Acquisition Sub, which would have a reasonable possibility of calling into question the validity, or hinder the consummation, enforceability or performance, as the case may be, of the Closing, this Agreement, any action taken or to be taken pursuant hereto or any of the other agreements and transactions contemplated hereby.

          6.6   Delivery of Documents.  Parent and Acquisition Sub shall have
                ---------------------
executed and delivered to the Company (or shall have caused to be executed and delivered to the Company by the appropriate persons) the following:

                (a) Certified copies of resolutions of the Board of Directors of each of Parent and Acquisition Sub and the sole shareholder of Acquisition Sub, authorizing the execution and delivery of this Agreement and the Related Documents;

                (b) A certificate issued as of a recent date by the appropriate Secretary of State of the state of incorporation of each of Parent and Acquisition Sub certifying that each of Parent and Acquisition Sub is in good standing in such states;

                (c) True and correct copies of all consents, instruments and other documents specified in SCHEDULES 3.2 and 4.2 attached hereto that have not otherwise been made available for review by the Company;

                (d) A copy of each of Parent's and Acquisition Sub's corporate charter certified as of a recent date by the appropriate Secretary of State;

                (e) A copy of the Bylaws of each of Parent and Acquisition Sub certified, in each case, by the secretary of the pertinent corporation;

                (f) All other certificates and other documents reasonably requested by the Company. The form and substance of all such certificates and other documents hereunder shall be reasonably satisfactory in all respects to the Company and its counsel; and

                (g)      The Escrow Agreement.

          6.7   Opinion of Parent's Counsel.  The Company shall have received
                ---------------------------
the favorable written opinion of counsel for Parent dated the Closing Date, in form and substance reasonably acceptable to the Company.


SECTION 7.      COVENANTS
                ---------

          Until the Closing Date (unless provided otherwise herein), each of the Parent, Acquisition Sub and the Company agree that they shall act, or refrain from acting where so required, to comply with the following:

           7.1  Regular Course of Business.
                --------------------------

                (a) Generally.  The Company shall operate its business
                    ---------
consistent with past management practices (including, but not limited to, making capital expenditures as contemplated by the Company's budgets in the ordinary course of business as if the transactions described herein were not contemplated), shall maintain all of its properties in customary repair, order and condition, shall maintain (except for expiration due to lapse of time or cancellation by another party pursuant to the terms thereof) in the ordinary course of business all leases and contracts in effect without change except as expressly provided herein and shall comply with the provisions of all laws, regulations and orders of Governmental Authorities and all Company Franchises applicable to the Company and the conduct of its business. The Company shall comply, without modification, with all contracts and commitments relating to capital expenditures as set forth on SCHEDULE 2.10. The Company shall maintain its financial and accounting records in a manner consistent with that employed at December 31, 1997. The Company shall continue to make timely payments of principal and interest on, and fulfill on a timely basis all obligations with respect to, all Long-Term Liabilities and shall not request any extensions thereof.

                (b) Compensation.  Without the prior written consent of the
                    ------------
Parent or except as may be reasonably necessary to carry out the Projections and the 1998 Budgets, the Company shall not hire any employee and shall not grant any increase in the compensation of any board member, officer, employee, consultant or independent contractor, except for severance benefits as set forth on SCHEDULE 7.1 and as required by prior agreement.

                (c) Insurance.  The Company shall maintain in full force and
                    ---------
effect its insurance policies with the coverage and in the amounts set forth on
SCHEDULE 2.16.

                (d) Claims.  The Company shall promptly notify the Parent of any
                    ------
actions, claims, complaints, lawsuits or investigations that may be commenced against it.

                (e) Supplement.  From time to time prior to the Closing Date,
                    ----------
the Company shall promptly notify the Parent of any changes with respect to the information set forth in this Agreement or the Schedules hereto and of any matters hereafter arising which, if in existence at the date hereof, would have been required to be set forth in this Agreement or the Schedules hereto; provided that such notification shall not constitute an amendment to this Agreement or any such Schedules unless expressly agreed to in writing by Parent.

          7.2   Amendments; Sales and Acquisitions.  No change or amendment
                ----------------------------------
shall be made to the articles of incorporation or by-laws of the Company, and the Company shall not merge into or consolidate with any other Person, sell or acquire any assets (except for (i) the Cellular Distribution, (ii) the sale of Western or (iii) in the ordinary course of business) or acquire or make any investment in any Person, or otherwise change the character of its business.

          7.3   Capital Changes.  The Company shall not issue, sell, purchase,
                ---------------
acquire or redeem any shares of its capital stock of any class or any of its debt or issue or sell any securities convertible into, or options, warrants or other rights to subscribe for, any shares of its capital stock. The Company shall not pledge or otherwise encumber any shares of its capital stock.

          7.4   Dividends.  Other than the declaration and payment of a dividend
                ---------
of cash, limited liability company and/or partnership interests to be distributed to the shareholders of the Company (subject to Section 7.29 hereof), the Company shall not declare, pay or set aside for payment any dividend or other distribution of property other than cash in respect of its capital stock.

          7.5  [Intentionally Left Blank]

          7.6   Borrowing.  The Company may not incur, assume or guaranty any
                ---------
indebtedness or obligation other than in the ordinary course of business;

provided that on the Closing Date the aggregate amount of all indebtedness or
--------
obligations shall not exceed the amount of indebtedness reflected on the Base Balance Sheet plus Twenty-Five Thousand Dollars ($25,000).

          7.7   Property.  The Company shall not sell, transfer, or dispose of
                --------
any of its assets and properties, other than Western and Seacoast (subject to Section 7.29 hereof), or allow any of its assets and properties to become subject to a Lien, except in the ordinary course of business.

          7.8   Other Commitments.  Except as set forth in this Agreement or
                -----------------
permitted in writing by the Parent, the Company shall not enter into any transaction, make any commitment or incur any obligation other than in the ordinary course of business.

          7.9   Interim Financial Information.  The Company shall supply the
                -----------------------------
Parent with a copy of its internal unaudited monthly financial statements within thirty (30) days after the end of each month.

          7.10   Consents and Authorizations.  (a) Parent and the Company shall,
                 ---------------------------
promptly after the date hereof, cooperatively commence efforts to obtain, prior to the Closing Date, MPUC and FCC approval of the transactions contemplated hereby (including the transfer of any cable franchises) and the consents, waivers and authorizations listed in SCHEDULES 2.2 and 2.7. Parent and the Company shall diligently pursue and use their best efforts to obtain such consents, waivers and authorizations and any other consents, waivers and authorizations required to complete the transactions contemplated hereby, as promptly as practicable prior to the Closing Date.

                 (b) The Company shall, promptly after the date hereof commence to obtain, and shall use reasonable efforts to obtain within sixty (60) days of the date hereof, the approval of its shareholders of the transactions contemplated hereby.

          7.11   Access.  Upon at least 24 hours notice from the Parent or its
                 ------
representatives, the Company shall afford to the Parent and its counsel, accountants, agents and other authorized representatives and to any financing sources specified by the Parent reasonable access during business hours to the Company's personnel, plants, properties, books and records in order that Parent and such other Persons may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of the Company. The Company shall cause its officers, employees and auditors to furnish such additional financial and operating data and other information as the Parent shall from time to time reasonably request.

          7.12   Notice of Transfer.  Each of the Parent and the Company shall
                 ------------------
cooperate in providing any required notices to the appropriate Governmental Authority regarding any issues of ownership or control or change thereof (including, without limitation, any such issues relating to the Company Franchises).

          7.13   Payment of Tax.  All transfer (including any real estate
                 --------------
transfer or gains tax), documentary (other than stock transfer), sales, use, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne by the Company when due, and it will file on a timely basis all necessary Tax returns and other documentation with respect to all such transfer, documentary, sales, use, registration and other Taxes and fees, and, if required by applicable

Regulation, will, and will cause its Affiliates to, join in the execution of any such Tax returns and other documentation.

          7.14   Agreement to Defend.  In the event any claim of the nature
                 -------------------
specified in Section 5.10 hereof is commenced, whether before or after the Closing Date, the parties hereto agree to cooperate and use all reasonable efforts to defend against and respond thereto.

          7.15   Projections and 1998 Budgets. The Company shall promptly advise
                 ----------------------------
Parent of any event or circumstance which would render the Projections or the 1998 Budgets or the assumptions underlying the same no longer reasonable.

          7.16   Further Assurances.  On the terms and subject to the conditions
                 ------------------
of this Agreement, the parties hereto shall use all reasonable efforts at their own expense to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable regulations to consummate and make effective as promptly as possible the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing, including, without limitation, using all reasonable efforts
(a) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, leases, mortgages and other contracts, (b) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any regulations or in connection with any Company Franchises, (c) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and (d) to fulfill all conditions to the obligations of the parties under this Agreement. Each of the parties hereto further covenants and agrees that it shall use all reasonable efforts to prevent a threatened or pending preliminary or permanent injunction or other order.

          7.17   Consents. Without limiting the generality of Section 7.16, each
                 --------
of the parties hereto shall use reasonable efforts to obtain all waivers, Company Franchises, authorizations, consents and approvals of all Persons and Governmental Authorities necessary, proper or advisable in connection with the consummation of the transactions contemplated by this Agreement prior to the Closing Date.

          7.18   No Solicitation or Negotiation.
                 ------------------------------

                 (a) Unless and until this Agreement is terminated, the Company shall not, and shall use its best efforts to cause its Affiliates, and the directors, officers, employees, representatives, agents, advisors, accountants, shareholders and attorneys of each of them, not to (i) encourage, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to, or engage in negotiations concerning, or provide any confidential information or data to any Person with respect to, or have any discussions with any Person relating to, any merger, acquisition, reorganization, consolidation, business combination, recapitalization, liquidation, dissolution, sale of all or any significant portion of assets, sale of shares of capital stock (including, without limitation, by way of tender offer or exchange offer) or similar transactions involving the Company or any Subsidiary other than the transactions contemplated hereby (any of the foregoing, inquiries or proposals being referred to herein as an "ACQUISITION PROPOSAL"), or otherwise facilitate any effort or attempt to do or seek to do any of the foregoing and shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, (ii) engage in negotiations or discussions concerning, or provide any non-public information or assistance to any person in connection with any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal. Nothing contained in this Section
7.18 shall prevent the Board of Directors of the Company from considering, negotiating, discussing, approving and recommending to the shareholders of the Company a bona fide Acquisition Proposal not solicited in violation of this
Section 7.18, provided that the Board of Directors of the Company determines in
              --------
good faith (after consultation with and based upon the written advice of outside counsel) that it is required to do so in order to discharge properly its fiduciary duties to the Company's shareholders; and provided, further, that the
                                                    --------  -------
Company shall keep MJD informed, on a reasonably current basis, as to the status and details of any such consideration, negotiations or discussions, including prompt delivery to Parent of any written inquiries, proposals, agreements or Acquisition Proposal.

                 (b) The Company shall immediately notify Parent after receipt of any Acquisition Proposal or any modification of or amendment to any Acquisition Proposal, or any request for non-public information relating to the Company or any of its Subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any Subsidiary by any person or entity that informs the Board of Directors of the Company or such Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing, shall indicate whether the Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in Section 7.18(c) and, if reasonably practicable, shall be made prior to furnishing any such information to, or entering into negotiations or discussions with, such person.

                 (c) If the Board of Directors of the Company receives a request for material non-public information by a person who makes, or indicates that it is considering making, a bona fide Acquisition Proposal, and the Board of Directors determines in good faith and upon the advice of outside counsel that is required to cause the Company to act as provided in this Section 7.18(c) in order to discharge properly the directors' fiduciary duties to the Company's stockholders, then, provided that such person has executed a confidentiality agreement substantially similar to the one then in effect among the Company and Parent the Company may provide such person with access to information regarding the Company.

                 (d) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Parent) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from the confidentiality provisions of any confidentiality agreement to which the Company is a party.

                 (e) The Company shall ensure that the officers, directors and employees of the Company and its Subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section 7.18.

                 (f) The Company shall not accept any Acquisition Proposal unless, at least five (5) days prior to such acceptance, the Company shall have delivered to Acquisition Sub written notice of such Acquisition Proposal together with a copy of any and all agreements to be entered into in connection with such Acquisition Proposal.

          7.19   Public Announcements.  Prior to the Closing Date, no party
                 --------------------
hereto nor any Affiliate, representative or
shareholder of such party, shall disclose any of the terms of this Agreement to any third party, except as required by applicable law or as required to obtain the consents, waivers and authorizations listed in SCHEDULES 2.2, 2.7, 3.2 and
4.2 and in connection with the Parent's financing of the transactions contemplated hereby, without the other parties' prior written consent (not to be unreasonably withheld). Prior to the Closing Date, the form, content and timing of all press releases, public announcements or publicity statements with respect to this Agreement and the transactions contemplated hereby shall be subject to the prior approval of both the Company and Parent, which approval shall not be unreasonably withheld; provided, however, that either party may withhold such
                       --------  -------
approval in its sole discretion with respect to any of the foregoing which discloses any of the financial terms of this transaction. Prior to the Closing Date, subject to the requirements of applicable law, no press releases, public announcements or publicity statements shall be released by either party without such prior mutual agreement. Notwithstanding the foregoing, no party hereto will disclose the Merger Consideration or the manner in which the Merger Consideration is calculated, without the prior written consent of the other parties hereto, other than in connection with seeking consents required by
Section 7.17.

          7.20   Environmental Inspections. The Company agrees to cooperate with
                 -------------------------
any reasonable request of Parent for a site assessment or review concerning any environmental matter, including the making available of such personnel, documents, records or other information of the Company as Parent may reasonably request.

          7.21   Regulatory Matters.  Except as set forth in SCHEDULE 7.21, the
                 ------------------
Company will not change local rates charged to telephone customers and will not apply for any change in the intra-state or interstate pooling mechanism, without the written consent of Parent.

          7.22   Indemnification and Insurance. The Surviving Corporation agrees
                 -----------------------------
to indemnify and hold harmless the Company's officers and directors against any costs or expenses (including reasonable attorney's fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative arising out of or pertaining to matters existing or occurring at or prior to the Effective Date, to the fullest extent permitted under the MBCA. The Surviving

Corporation will maintain director and officer liability insurance for acts and omissions occurring prior to the Closing Date with coverage in amount and scope at least as favorable as Parent's existing director and officer liability insurance for a period of six (6) years after the Closing Date so long as the annual premium therefor is not in excess of the premium paid by the Parent as of the Closing Date; provided, however, if the existing director and officer
                  --------  -------
liability insurance expires, is terminated or canceled during such six (6) year period, the Surviving Corporation will use its best efforts to obtain director and officer liability insurance in an amount and scope as great as can be obtained for the remainder of such period for a premium not in excess of 125% of the premium paid by the Parent as of the Closing Date.

          7.23   Employees; Other Benefits.  Parent agrees that all employees
                 -------------------------
will receive full credit for years of service for purposes of all benefit plans offered by Parent and for computation of vacation and sick leave benefits.

          7.24   Payment of Regulatory Fees.  Each of the Company and Parent
                 --------------------------
shall pay 50% of any filing fee imposed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the transactions contemplated by this Agreement and the Related Documents.

          7.25   Shareholder Approval.  Upon the earlier of receipt of all
                 --------------------
necessary state regulatory approvals and sixty (60) days from the date hereof, the Company shall call a special meeting of the common stockholders of the Company to be held for the purpose of voting on the Merger (the "SPECIAL MEETING") at which at least a majority of the shareholders of the Company shall have voted in favor of the Merger and the transactions anticipated by this Agreement. The proxy statement to be delivered to the Company's shareholders in connection with the Special Meeting (the "PROXY STATEMENT") shall state, interalia, (i) that the Board of Directors of the Company has unanimously
---------
approved the Merger and recommends that the shareholders vote in favor of the Merger (ii) that all of the Board members intend to vote in favor of the Merger, and (iii) that all of the Company's shareholders who vote or intend to vote in favor of the Merger should deliver their shares and appointment documents to the Shareholder Representative free and clear of all liens and encumbrances. In the event that at least a majority of the shareholders of the Company do not vote in favor of the Merger, the Company shall be required to pay to Parent an amount equal to all of the documented costs and expenses incurred by Parent and its affiliates in connection with the transactions contemplated by this Agreement, in immediately available funds and this Agreement shall be deemed to have terminated pursuant to Section 11.1(a)(vii) hereof.

          7.26   CUBS II Development.
                 -------------------

                 (a) The Company may continue all research and development efforts with respect to the billing software development system referred to as "CUBS II Development", and immediately after the Closing Date, upon written request (such request to be submitted to the Parent at least 20 days prior to the Closing Date), Parent shall sell to the Company's designee the CUBS II Development for nominal consideration.

                 (b) Within thirty (30) days from the date hereof, the Company give written notice to all "CUBS I" customers and subscribers of the "CUBS I" system that the Company will cease to support "CUBS I" on and after December 31, 1998, (iii) not, after the date hereof, renew any customer "CUBS I" contracts, and (iv) cause all "CUBS I" customer contracts to expire on or before December 31, 1998.

          7.27   Accounts Receivable.  The Company shall not accelerate the
                 -------------------
collection of the Company's Receivables in a manner which would be inconsistent with past practice.

          7.28   Inventory.  The Company shall maintain the levels of inventory,
                 ---------
materials and supplies used in the Company's business consistent with past practice.

          7.29   Seacoast and Western Transaction Documents.
                 ------------------------------------------

                 (a) The Company shall not effect the contemplated Cellular Distribution without the Parent's prior review of the documentation relating thereto (the "SEACOAST TRANSACTION DOCUMENTS". All drafts and copies of the Seacoast Transaction Documents shall be received by the Parent and its counsel when distributed to other parties to such Cellular Distribution. If Parent determines, in good faith, that the terms set forth in the Seacoast Transaction Documents will have an adverse economic effect on the Parent or the Surviving Corporation then the Parent and Acquisition Sub may propose to decrease the Merger Consideration by the amount of such adverse effect (any such decrease shall be referred to herein as the "CELLULAR ADJUSTMENT"); provided,
                                                           --------
however, that any proposed adjustment to the Estimated Taxes shall be determined
-------
solely pursuant to Section 1.14 hereof.

                 (b) Any proposed Cellular Adjustment shall be set out in detail in a written statement (the "CELLULAR ADJUSTMENT STATEMENT") delivered by the Parent to the Company and shall be deemed accepted unless the Company shall object in writing within five (5) days after delivery by the Parent of the Cellular Adjustment Statement. If the proposed Cellular Adjustment is not objected to within five (5) days after delivery by the Parent of the Cellular Adjustment Statement, then such Cellular Adjustment shall be deemed final for purposes of Section 1.13(a). Upon such an objection, the parties hereto shall follow the procedures set forth in Section 1.13(c) in order to resolve their dispute regarding the proposed Cellular Adjustment.

                 (c) The Company shall not alter, change, waive, amend or consent to or acquiesce to any alteration, change or amendment to any provision of (i) the Stock Purchase Agreement between MRCC, Inc. and Utilities, Inc. dated as of February 19, 1998 for the sale of the capital stock of Western (the "WESTERN PURCHASE AGREEMENT") or any related transaction documents or (ii)the Seacoast Transaction Documents, without the Parent's prior written consent, which consent shall not be unreasonably withheld.

                 (d) The final terms and conditions of the Post Closing Escrow Agreement (as defined in the Western Purchase Agreement) and the Escrow Agent named therein shall be subject to the prior written consent of Parent (such consent not to be unreasonably withheld). The Company shall not allow or acquiesce to any release of funds from the escrow created pursuant to the Post Closing Escrow Agreement without Parent's prior written consent (such consent not to be unreasonably withheld).


                 (e) The Company shall not enter into any agreement which would prevent it from fully disclosing to Parent all aspects of any transaction to dispose of Seacoast or effect the Cellular Distribution.

          7.30   Accountant's Consent. The Company shall use its best efforts to
                 --------------------
cause its accountants to give their consent to the inclusion of their report on the consolidated financial statements of the Company and its subsidiaries in any financing document of Parent or its affiliates, and to being identified therein as the Company's accounting firm, as reasonably requested by Parent.

 SECTION 8.      CLOSING
                 -------

          8.1    Time and Place.
                 --------------

                 (a) The closing (the "CLOSING") of the transactions contemplated hereby shall take place at the offices of Paul, Hastings, Janofsky & Walker, LLP, 399 Park Avenue, New York, New York 10022, or such other place as agreed to by the parties, at 9:30 a.m., local time, as soon as possible following the satisfaction or waiver of the conditions set forth in Sections 5 and 6 hereof; provided however, that in no event shall the Closing occur later
              -------- -------
than December 31, 1998 (the "CLOSING DATE").

                 (b) On the Closing Date, Parent, Acquisition Sub and the Company shall cause the Articles of Merger to be filed in accordance with the provisions of the MBCA and shall take any and all other lawful actions and do any and all other lawful things necessary to effect the Merger and to cause the Merger to become effective.


 SECTION 9.      INDEMNIFICATION OF PARENT AND
                 -----------------------------
                 ACQUISITION SUB
                 ---------------

          9.1    Survival.  The covenants, agreements, representations and
                 --------
warranties of the Company contained herein or in any certificate or other document delivered pursuant hereto shall survive any examination made by or on behalf of Parent and Acquisition Sub, the execution and delivery of this Agreement, the Effective Date and the consummation of the transactions called for by this Agreement until May 1, 1999 (the "RELEASE DATE") except that (i) all covenants and agreements set forth in this Section 9 shall continue until all obligations hereunder have been performed and satisfied and (ii) any covenants and agreements which are to be performed after the Effective Date, including without limitation, the covenants of Parent set forth in Section 7.24, shall continue until all such obligations have been fully performed and satisfied. No claim under this Section 9 may be brought with respect thereto after the Release Date; provided that if, prior to such date, Parent or Acquisition Sub has
      --------
notified the Escrow Agent of a claim for indemnity under this Section 9 (whether or not formal legal action shall have been commenced based upon such claim),such claim shall continue to be subject to indemnification until finally resolved.

          9.2    Indemnification.  The Selling Shareholders shall indemnify and
                 ---------------
hold harmless Parent and Acquisition Sub, and each of their respective officers, directors, affiliates, shareholders and representatives (each, an "INDEMNITEE") in the manner set forth in and subject to Section 9.4, at all times from and after the Effective Date against and in respect of any and all damages, claims, losses, deficiencies, liabilities and expenses, including, without limitation, reasonable legal, accounting, and other fees and other expenses (collectively, "DAMAGES"), incurred or suffered by any such Indemnitee as a result, or that may arise out of, any breach by the Company of any of the representations and warranties made by the Company in this Agreement or pursuant hereto, or for any other breach or violation of any covenant, agreement, term or condition of this Agreement by the Company; provided, however, that the Selling Shareholders shall
                          --------  -------
not have an obligation to indemnify any Indemnitee pursuant to this Section 9 unless a claim shall have been asserted on or prior to the Release Date.

          9.3    Notice of Claims.  Upon obtaining knowledge thereof, the
                 ----------------
Indemnitee shall promptly notify the Escrow Agent and the Shareholder Representative in writing of any Damages (including any Damages arising from Third-Party Claims (as defined in Section 9.5(a) hereof)) which the Indemnitee has determined has given or could give rise to a claim under Section 9.2 (such written notice being referred to as a "Notice Of Claim"); provided, however,
                                                          --------  -------
that no such notice shall be required with respect to actions or claims identified in any of the Schedules hereto. A Notice of Claim shall specify in reasonable detail the nature and estimated amount of any such claim giving rise to a right of indemnification. Any payment of Damages set forth in such Notice of Claim shall be governed by the terms of the Escrow Agreement.

          9.4    Method of Indemnification.  In the event that an Indemnitee
                 -------------------------
shall seek indemnification pursuant to Section 9.2, such Indemnitee may seek recovery in an amount equal to the aggregate Damages incurred or suffered by such Indemnitee with respect to which such Indemnitee is entitled to indemnification pursuant to Section 9.2. Except as provided in the last two sentences of this Section 9.4, any obligation to indemnify an Indemnitee shall be satisfied solely from the Escrow Fund in accordance with the terms of withdrawal specified in the Escrow Agreement. Except as provided in the last two sentences of this Section 9.4, no indemnification payment for Damages suffered or incurred by an Indemnitee shall be made to such Indemnitee, until the amount which all Indemnitees under this Agreement would otherwise be entitled to receive as indemnification under this Agreement aggregates in excess of the sum of $250,000 (such sum, hereinafter, the "THRESHOLD"), at which time each Indemnitee shall be entitled to recover from the Escrow Fund any and all amounts for which a claim or claims for indemnity has theretofore been made, in excess of the Threshold. Upon payment of the Merger Consideration to the Shareholder Representative by Parent or from the Escrow Fund, none of Parent, Acquisition Sub or the Surviving Corporation shall have any liability to the Selling Shareholders for any portion of the Merger Consideration paid to the Shareholder Representative by Parent or deposited to the Escrow Fund. Notwithstanding any provision herein to the contrary, the Shareholder Representative, on behalf of all of the Selling Shareholders, shall indemnify and hold harmless each of Parent, Acquisition Sub and the Surviving Corporation, without regard to the Threshold or any provision herein relating to the Escrow Fund being the sole source of funds for indemnification payment or the necessity of asserting a claim on or prior to the Release Date, for any Damages incurred by any of Parent, Acquisition Sub or the Surviving Corporation as a result of
(i) a claim by any Selling Shareholder for payment of any portion of the Merger Consideration or of any Dissenting Consideration previously remitted to such Selling Shareholder or the Shareholder Representative by Parent or deposited to the Escrow Fund for any amount in addition to the Merger Consideration, (ii) Taxes incurred by the Company and its Subsidiaries in connection with or as a result of the sale of Western and the Cellular Distribution in excess of the Tax Total, or (iii) Taxes attributable to any failure by the Selling Shareholders to pay any Taxes in respect of the receipt of the Cellular Distribution. For the avoidance of doubt, any claim pursuant to the immediately preceding sentence may, at Parent's sole discretion, be satisfied from the Escrow Fund.

           9.5   Defense of Third-Party Claims.
                 -----------------------------

                 (a) If any claim or liability is asserted by a third party after the Closing for which Parent believes indemnification may be sought under the terms of this Section 9 (a "THIRD-PARTY CLAIM"), then Parent shall promptly notify the Shareholder Representative in writing of such Third-Party Claim (said notification being referred to as a "THIRD-PARTY CLAIM NOTICE"). Any Third-Party Claim Notice shall state with reasonable specificity, in light of the then current circumstances, the basis of the Third-Party Claim.

                 (b) Parent shall have fifteen (15) days after receipt by the Shareholder Representative of such Third-Party Claim Notice to elect to undertake, conduct and control, through counsel of its own choosing, the settlement or defense thereof, and the Shareholder Representative shall cooperate with Parent in connection therewith. Parent shall have the right to contest, settle or compromise the Third-Party Claim in the exercise of its reasonable discretion; provided, that Parent shall notify the Shareholder
                       --------
Representative of any proposed compromise or settlement of any such Third-Party Claim and shall not effect such compromise or settlement without the prior written consent (not to be unreasonably withheld or delayed) of the Shareholder Representative; provided, further, that Parent shall not, in the defense of such
                --------  -------
claim, consent to entry of any judgment unless the judgment provides only for the payment of monetary damages or unless Parent obtains the written consent of the Shareholder Representative, or (if the Company is a party to such proceeding) consent to entry of any judgment or enter into any settlement (except with the written consent of the Shareholder Representative) which does not include as an unconditional term thereof the giving by the claimant to the Company of a release from all liability in respect of such claim.

                 (c) If Parent elects not to undertake the defense of the Third-Party Claim, then the Shareholder Representative may undertake, conduct and control, through counsel approved by Parent (such approval not to be unreasonably withheld or delayed), and at its own expense, the settlement or defense thereof; provided, that the Shareholder Representative shall not
                 --------
compromise or settle any Third-Party Claim without Parent's prior written consent (not to be unreasonably withheld or delayed); provided, further, that
                                                      --------  -------
the Shareholder Representative shall not, in the defense of such claim, consent to entry of any judgment unless the judgment provides only for the payment of monetary damages or unless the Shareholder Representative obtains the written consent of Parent, or consent to entry of any judgment or enter into any settlement (except with the written consent of Parent) which does not include as an unconditional term thereof the giving by the claimant to the

Indemnitees of a release from all liability in respect of such claim.

          9.6    Characterization of Indemnification Payments.  Unless otherwise
                 --------------------------------------------
required by applicable law, the parties agree that any indemnification payments made under this Agreement shall be treated for tax purposes as an adjustment to the Adjusted Purchase Price.


 SECTION 10.     DEFINITIONS
                 -----------

          Unless the context specifically requires otherwise, capitalized terms used in this Agreement shall have the meaning specified below:

          "1998 Budget" has the meaning set forth in Section 2.28.

          "Acquisition Sub" has the meaning set forth in the preamble hereto.

          "Acquisition Proposal" has the meaning set forth in Section 7.18.

          "Acquisition Sub Common Stock" has the meaning set forth in Section
1.9.

          "Adjusted Purchase Price" has the meaning set forth in Section
1.13(b).

          "Adjustment Statement" has the meaning set forth in Section 1.13(c).

          "Affidavit" has the meaning set forth in Section 1.11(b).

          "Affiliate" has the meaning set forth in Section 2.21(g).

          "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a), or similar group defined under a similar provision of state, local or foreign law.

          "Agreement" has the meaning set forth in the preamble hereto.

          "Alternative Transaction" has the meaning set forth in Section 11.1.

          "Articles of Merger" has the meaning set forth in the recitals hereto.

          "Base Balance Sheet" has the meaning set forth in Section 2.4.

          "Brown Brothers Fee" has the meaning set forth in Section 5.14.

          "Cash Adjustment" has the meaning set forth in Section 1.13(a).

          "Cellular Adjustment" has the meaning set forth in Section 7.29.

          "Cellular Adjustment Statement" has the meaning set forth in Section 7.29.

          "Cellular Distribution" has the meaning set forth in Section 1.14(a).

          "Cellular Distribution Adjustment" has the meaning set forth in
Section 1.14(e).

          "Certificate" has the meaning set forth in Section 1.11(b).

          "Closing" has the meaning set forth in Section 8.1(a).

          "Closing Date" has the meaning set forth in Section 8.1(a).

          "Closing Date Payment" has the meaning set forth in Section 1.13(a).

          "Code" has the meaning set forth in Section 2.15(d).

          "Company" has the meaning set forth in the preamble hereto.

          "Company Common Stock" has the meaning set forth in Section 1.8(a).

          "Company Franchises" has the meaning set forth in Section 2.6.

          "Contested Adjustment Notice" has the meaning set forth in Section 1.13(c).

          "Contested Adjustments" has the meaning set forth in Section 1.13(c).

          "Cubs" has the meaning set forth in Section 7.26.

          "Damages" has the meaning set forth in Section 9.2.

          "Defined Intercompany Transaction" shall have the meaning set forth in Treasury Regulation Section 1.1502-13.

          "Dissenting Shares" has the meaning set forth in Section 1.10.

          "Dissenting Consideration" has the meaning set forth in Section 1.10.

          "Easements" has the meaning set forth in Section 2.14.

          "Effective Date" has the meaning set forth in Section 1.6.

          "Effective Date Balance Sheet" has the meaning set forth in Section 1.13(b).

          "Effective Date Cash Adjustment" shall be equal to $2,300,000 minus the amount of cash reflected on the Effective Date Balance Sheet, as adjusted pursuant to Section 5.14; provided, however that if the Effective Date Cash
                          --------  -------
Adjustment is an amount less than zero, then the Cash Adjustment shall be deemed to be equal to zero, provided further, however, that the cash reflected in the
                     ----------------  -------
Effective Date Balance Sheet shall not include any amount constituting any portion of the Indemnity Fund or the escrow fund described in Sections 2.2 or
2.4 of the Western Purchase Agreement.

          "Effective Date Working Capital" shall be equal to current assets minus current liabilities, each determined in accordance with GAAP and as reflected on the Effective Date Balance Sheet.

          "Effective Date Working Capital Adjustment" shall be equal to $2,000,000 minus the amount of Effective Date Working Capital; provided, that if the Effective Date

Working Capital Adjustment in an amount less than zero, then the Effective Date Working Capital Adjustment shall be deemed to equal zero.

          "Employee Program" has the meaning set forth in Section 2.21(g).

          "ERISA" has the meaning set forth in Section 2.21(c).

          "Escrow Agent" shall have the meaning ascribed to it in Section
1.11(a).

          "Escrow Agreement" has the meaning set forth in Section 1.12.

          "Escrow Fund" has the meaning set forth in Section 1.12.

          "Estimated Taxes" has the meaning set forth in Section 1.14.

          "Expenses" has the meaning set forth in Section 11.2(b).

          "FCC" means the Federal Communications Commission (or any successor agency, commission, bureau, department or other political subdivision of the United States of America).

          "FCC License" means any license, permit, approval or authorization granted or issued by the FCC.

          "Fee" has the meaning set forth in Section 11.2(b).

          "Final Order" means an action by the FCC or the MPUC as to which: (a) no request for stay of the action by the FCC or the MPUC, as the case may be, is pending, no such stay is in effect, and if any time period is permitted by statute or regulation for filing any request for such a stay, either (i) such time period has passed or (ii) each party to the proceeding from which the FCC or MPUC action arises has expressly and effectively waived its rights to request a stay; (b) no petition for rehearing or reconsideration, or application for review, of the action is pending before the FCC or the MPUC, as the case may be, and either (i) the time permitted for any party to the proceeding from which the action arises to file any such petition or application has passed or (ii) each party to the proceeding from which the FCC or MPUC action arises has expressly and effectively waived its rights to request rehearing reconsideration or review; (c) the FCC or the MPUC, as the case may be, does not have the action under reconsideration on its own motion and in the case of an FCC proceeding the time in which such reconsideration is permitted has passed; and (d) no appeal to a court, or request for stay by a court, of the FCC's or MPUC's action, as the case may be, is pending or in effect, and either (i) the deadline for filing any such appeal or request has passed or (ii) each party to the proceeding from which the FCC or MPUC action arises has expressly and effectively waived its rights to appeal or request a stay.

          "GAAP" means generally accepted accounting principles in effect from time to time.

          "Governmental Authority" means any governmental agency, body or instrumentality (whether federal, state, local or foreign).

          "Indemnitee" has the meaning set forth in Section 9.2.

          "Independent Accountant" has the meaning set forth in Section 1.13(c).

          "Investment Company" shall have the meaning ascribed to such term in the Investment Company Act of 1940, as amended.

          "IRS" has the meaning set forth in Section 2.21(b).

          "Knowledge" or "knowledge" means, the Company will be deemed to have "Knowledge" or "knowledge" of a particular fact or other matter if an individual who is serving or who has at any time served, as a director, officer, partner, executor or trustee of the Company or of a Subsidiary or affiliate of the
Company:

                 (i) such individual is actually aware of such fact or other matter;

                 (ii) information was presented to such individual from which the fact or matter was readily apparent; or

                 (iii) such individual would be aware of such fact or other matter if such individual had conducted a reasonable investigation.

          "Lien" means any interest in property securing an obligation owed to, or claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, Shareholders agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement the Company or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall be deemed to be a "Lien".

          "Long-Term Liabilities" has the meaning set forth in Section 2.4(b).

          "MBCA" has the meaning set forth in Section 1.1.

          "Merger" has the meaning set forth in the recitals.

          "Merger Consideration" has the meaning set forth in Section 1.8(a).

          "MPUC" means the Maine Public Utilities Commission.

          "Non-Competition Agreement" means the Non-Competition Agreement dated as of date hereof between Parent and George Twombly.

          "Notice of Claim" has the meaning set forth in Section 9.3.

          "OSHA" means the Occupational Safety and Health Act of 1978, as amended from time to time.

          "PARENT" has the meaning set forth in the preamble hereto.

          "PARENT'S BALANCE SHEET" has the meaning set forth in Section 3.3.

          "PERSON" means any individual, corporation, partnership, joint venture, trust or unincorporated organization or any government or any agency or political subdivision thereof.

          "PRE-CLOSING BALANCE SHEET" has the meaning set forth in Section 1.13(a).

          "PROJECTIONS" has the meaning set forth in Section 2.5.

          "PROPERTIES" has the meaning set forth in Section 2.19(a).

          "PROPOSER" has the meaning set forth in Section 1.14(c).

          "PROXY STATEMENT" has the meaning set forth in Section 7.25.

          "RECEIVABLES" has the meaning set forth in Section 2.29.

          "RECEIVING PARTIES" has the meaning set forth in Section 1.14(c).

          "RELATED DOCUMENTS" means this Agreement and the Articles of Merger, together with all related instruments and documents as the same may be amended from time to time.

          "RELEASE DATE" has the meaning set forth in Section 9.1.

          "SEACOAST" means Seacoast Cellular, Inc. a Maine corporation.

          "SEACOAST TRANSACTION DOCUMENTS" has the meaning set forth in Section 7.29.

          "SELLING SHAREHOLDERS" shall have the meaning ascribed to it in the Escrow Agreement.

          "SETTLEMENT AMOUNT CERTIFICATE" has the meaning set forth in Section 1.13(c).

          "SETTLEMENT DATE" has the meaning set forth in Section 1.13(d).

          "SHAREHOLDER REPRESENTATIVE" means George C. Twombly.

          "SHAREHOLDER REPRESENTATIVE APPOINTMENT AGREEMENT" means an agreement in the form of Exhibit F to be entered into by the shareholders of the Company and George C. Twombly, appointing George C. Twombly as the Shareholder Representative.

          "SPECIAL MEETING" has the meanings set forth in Section 7.25.

          "SUBSIDIARY" of any Person means any corporation or other entity of which more than 50% of the outstanding voting securities are at the time owned, directly or indirectly, by such Person.

          "SURVIVING CORPORATION" has the meaning set forth in Section 1.1.

          "SURVIVING CORPORATION COMMON STOCK" has the meaning set forth in
Section 1.9.

          "TAX" means any federal, state, local, or foreign income, gross receipts, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated or other tax, including any interest, penalty or addition thereto, whether disputed or not.

          "TAX ADJUSTMENT" has the meaning set forth in Section 1.14.

          "TAX ADJUSTMENT STATEMENT" has the meaning set forth in Section 1.14.

          "TAXING AUTHORITY" means any domestic, foreign, federal, national, state, provincial, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising any Tax regulatory authority.

          "THIRD PARTY" has the meaning set forth in Section 11.1.

          "THIRD-PARTY CLAIM" has the meaning set forth in Section 9.5.

          "THIRD-PARTY CLAIM NOTICE" has the meaning set forth in Section 9.5.

          "THRESHOLD" has the meaning set forth in Section 9.4.

          "TOTAL TAX" has the meaning set forth in Section 1.14.

          "WESTERN" means Western Maine Cellular, Inc.

          "WESTERN PURCHASE AGREEMENT" has the meaning set forth in Section 7.29(c).

          "WORKING CAPITAL" has the meaning set forth in Section 1.13(a).

          "WORKING CAPITAL ADJUSTMENT" has the meaning set forth in Section
1.13.


 SECTION 11.    GENERAL
                -------

           11.1 Termination.
                -----------

                (a) This Agreement may be terminated at any time prior to the
Closing:

                (i)  by mutual written consent of the parties hereto;

               (ii) by written notice by either the Company, on the one hand, or the Parent and Acquisition Sub, on the other hand, if there has been a material misrepresentation or breach of warranty or breach of covenant on the part of the other parties in the representations and warranties or covenants set forth in this Agreement;

              (iii) by written notice by either the Company or Parent if the Closing has not occurred by December 31, 1998, provided that neither the Company nor Parent will be entitled to terminate this Agreement pursuant to this subsection if its willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby; and provided, further, that the Company shall be required to make the payments
     --------  -------
     contemplated by Section 6.4(c) if such termination occurs under the circumstances contemplated in such Section 6.4(c);

              (iv) by Parent or the Company, if: (A) the Board of Directors of the Company shall have recommended to the shareholders of the Company an Alternative Transaction (as defined below); (B) a tender offer or exchange offer for 15% or more of the outstanding shares of the Company Common Stock is commenced (other than by Parent) and the Board of Directors of the Company recommends that the shareholders of the Company tender their shares in such tender or exchange offer; provided that the Company shall not be
                                       --------
     entitled to exercise any termination rights under clause (A) or (B) of this
     Section 11.1(a)(iv) unless (x) any action of the Board of Directors of the Company referred to in either such clause is required to be taken by the Board of Directors in order to properly discharge its fiduciary duties to its shareholders and (y) the Company has complied with its obligations in
     Section 7.18;

               (v) by Parent, if the Board of Directors of the Company shall withdraw, modify or change its approval or recommendation of this Agreement or if within five days of the Company receiving an Acquisition Proposal, the Company shall not have (A) rejected such Acquisition Proposal and (B) ceased and caused to be terminated any discussions or negotiations with any persons (other than Parent) theretofore conducted with respect to such Acquisition Proposal;

              (vi) by either the Company or Parent, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement, which breach has not been cured within thirty (30) days following receipt by the breaching party of written notice of such breach, in any case such that the conditions set forth in Sections 5 and 6, as the case may be, would be incapable of being satisfied by December 31, 1998; provided that the right to terminate this
                                     --------
     Agreement under this Section 11.1(a)(vi) shall not be available to any party who is itself in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, such that the conditions set forth in Sections 5 or 6, as the case may be, would be incapable of being satisfied by December 31, 1998;

                (vii) by the Company or Parent if at the Special Meeting at least a majority of the Shareholders shall have voted in favor of the Merger and the transactions contemplated by this Agreement; or

                (viii) by the Company on or before May 1, 1998, if (i) the Company has failed, after exercising its best efforts, to obtain the consent of one of the partners of Portland Cellular Partnership for the divestiture of Seacoast and (ii) the Company notifies the Parent in writing of such failure.

          As used herein, "ALTERNATIVE TRANSACTION" means (i) any transaction or series of transactions pursuant to which any person (or group of persons) other than Parent or its Subsidiaries (a "THIRD PARTY") acquires or would acquire more than 15% of the outstanding shares, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) any acquisition or proposed acquisition of the Company or any of its Subsidiaries by a merger, consolidation or other business combination (including any so-called "merger of equals" and whether or not the Company or any of its Subsidiaries is the entity surviving any such merger or business combination), (iii) any reorganization, recapitalization, liquidation or dissolution of the Company or any of its Subsidiaries (other than the liquidation or dissolution of a wholly-owned subsidiary of the Company or any of its Subsidiaries) or (iv) any other transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of Subsidiaries of the Company and any entity surviving any merger or business combination with any Subsidiaries having a fair market value equal to more than 15% of the fair market value of all the assets of the Company and its Subsidiaries, taken as a whole, immediately prior to such transaction.

           11.  Effect of Termination.
                ---------------------

                (a) Except as provided in Section 9.1, in the event of the termination of this Agreement pursuant to Section 11.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders, subject to the provisions of Section 11.2(b), and nothing herein shall relieve any party from liability for any breach hereof occurring prior to termination.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, upon a material default by Parent or Acquisition Sub, which default is not waived by the Company, in writing, the Company shall be entitled to (i) terminate this Agreement and/or, at its sole option, (ii) seek appropriate remedies available at law or in equity, including, but not limited to, specific performance.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, upon a material default by the Company, which default is not waived by Parent and Acquisition Sub, in writing, Parent and Acquisition Sub shall be entitled to (i) terminate this Agreement and/or, at their sole option, (ii) seek appropriate remedies available at law or in equity, including, but not limited to, specific performance.

          11.3.   AMENDMENTS, WAIVERS AND CONSENTS.  FOR THE PURPOSES OF THE
                  --------------------------------
AGREEMENT AND ALL AGREEMENTS, DOCUMENTS, AND INSTRUMENTS EXECUTED PURSUANT HERETO, EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH HEREIN OR THEREIN, NO COURSE OF DEALING BETWEEN THE COMPANY, THE PARENT AND ACQUISITION SUB AND NO DELAY ON THE PART OF ANY PARTY HERETO IN EXERCISING ANY RIGHTS HEREUNDER OR THEREUNDER SHALL OPERATE AS A WAIVER OF THE RIGHTS HEREOF AND THEREOF. NO COVENANT OR OTHER PROVISION HEREOF OR THEREOF MAY BE WAIVED OTHERWISE THAN BY A WRITTEN INSTRUMENT SIGNED BY THE PARTY SO WAIVING SUCH COVENANT OR OTHER PROVISION.

          11.4.   GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL
                  --------------------------------------
BE DEEMED TO BE A CONTRACT MADE UNDER, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MAINE.

          11.5.   Section Headings.  The descriptive headings in this Agreement
                  ----------------
have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof.

           11.6.  Notices and Demands.  Any notice or demand which, by any
                  -------------------
provision of this Agreement or any agreement, document or instrument executed pursuant hereto or thereto, except as otherwise provided therein, is required or provided to be given shall be deemed to have been sufficiently given or served and received for all purposes three days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, by express delivery providing receipt of delivery, or by facsimile, to the following addresses:

          If to Parent to:

          MJD Ventures, Inc.
          Morehead Place
          521 East Morehead Street
          Suite 250
          Charlotte, NC  28202
          Attention:  Eugene B. Johnson
          Telephone: (704) 344-8150
          Facsimile: (704) 344-8121

          With a copy to:

          Paul, Hastings, Janofsky & Walker LLP
          399 Park Avenue
          New York, NY  10022
          Attention:  Neil A. Torpey, Esq.
          Telephone: (212) 318-6000
          Facsimile: (212) 319-4090

          If to the Company to:

          Utilities, Inc.
          Route 25
          Standish, ME  04084

          Attention:  Dana Twombly
          Telephone:  (207) 642-7208
          Facsimile:  (207) 642-3095

          With a copy to:

          Verrill & Dana
          1 Portland Square
          Portland, ME  04112-0586
          Attention:  Alan D. MacEwan, Esq.
          Telephone:  (207) 774-4000
          Facsimile:  (207) 774-7499

          With a copy to:

          Verrill & Dana
          1 Portland Square
          Portland, ME  04112-0586
          Attention:  Alan D. MacEwan, Esq.
          Telephone:  (207) 774-4000
          Facsimile:  (207) 774-7499

or at any other address designated by any party to this Agreement to each of the other parties in writing.

          11.7.   Counterparts. This Agreement may be executed simultaneously in
                  ------------
any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

          11.8.   Severability; Complete Agreement.  Whenever possible, each
                  --------------------------------
provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited if or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions or this Agreement

          THIS AGREEMENT AND THE RELATED DOCUMENTS ARE INTENDED BY THE PARTIES HERETO TO BE A COMPLETE AND FINAL EXPRESSION OF THEIR AGREEMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR OR CONTEMPORANEOUS ORAL AGREEMENT. THE PARTIES ACKNOWLEDGE AND AGREE THAT NO UNWRITTEN ORAL AGREEMENT EXISTS BETWEEN THEM WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT.

           11.9.  Expenses.
                  --------

                  (a) Unless otherwise provided for in this Agreement, each of the Parent, the Company and Acquisition Sub shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

                  (b) Any expenses payable by the shareholders of the Company immediately prior to or on the Effective Date shall be paid from the Escrow Fund upon demand by Parent.

          11.10.   Assignment.  This Agreement and all of the provisions hereof
                   ----------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto, either in whole or in part, without the prior written consent of the other parties hereto; provided that Parent may assign this Agreement or any of the rights, interests or obligations hereunder to an affiliate without the prior written consent of the Company.

          11.11.   Accounting Terms.  All accounting terms used herein which are
                   ----------------
not expressly defined in this Agreement shall have the meanings given to them in accordance with GAAP.

          11.12.   Parties.  Nothing in this Agreement is intended to confer any
                   -------
rights or remedies under or by reason of this Agreement on any persons or entities other than the parties hereto and their respective successors and permitted assigns. Without limiting the foregoing, no third Person shall be a beneficiary of any provision of this Agreement.

          11.13.   Liability of the Shareholder Representative.  The Shareholder
                   -------------------------------------------
Representative shall not be personally liable to Parent, Acquisition Sub or the Company, for or in respect of any loss, claim, damage, liability or expense resulting from or arising out of any act or failure to act by the Shareholder Representative in connection with this Agreement, other than for any loss, claim, damage, liability or expense which shall be finally adjudicated to be the result of gross negligence or willful bad faith on the part of the Shareholder Representative.

          11.14.   JURY WAIVER. EACH OF THE PARENT, COMPANY, AND ACQUISITION SUB
                   -----------
HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, SUIT, OR COUNTERCLAIM ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT AND THE RELATED DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

          11.15.   Schedules.  The Parties hereto acknowledge and agree that the
                   ---------
restatement or partial restatement in the schedules attached hereto of any representation, warranty or other portion of this Agreement shall not in any way be deemed to limit or eliminate the requirement for full disclosure on the schedule relating to such representation, warranty or other portion of this Agreement.

          11.16.   Arbitration.  Any controversy or claim arising out of or
                   -----------
relating to this Agreement not resolved by mutual agreement of Parent and the Company shall be settled by arbitration in Portland, Maine, or in such other location as the parties may mutually agree, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). In the event of such a dispute, either party may demand arbitration by written notice to the other and, within fifteen (15) days after receipt of such demand, each party shall appoint an arbitrator (each, an "Appointed Arbitrator") who shall together agree on a third Arbitrator, failing which agreement they shall request the AAA to appoint a third and presiding arbitrator ("PRESIDING ARBITRATOR"), in accordance with the then existing rules of the AAA or any successor organization thereto. The parties acknowledge and agree that individuals may be designated as Appointed Arbitrators by each respective party, whether or not such Appointed Arbitrators are listed on the National Panel of Arbitrators as such list is maintained by the AAA. Any award therein shall be final and binding on the parties and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The costs of the arbitration (including, but not limited to, fees and disbursements of counsel and the Appointed Arbitrator, and the fees of the Presiding Arbitrator) shall be borne by the non-prevailing party or as otherwise determined by the Presiding Arbitrator.

          11.17.   Specific Performance.  The parties recognize that if either
                   --------------------
party refuses to perform its obligations under this Agreement, monetary damages alone would not be adequate to compensate the non-breaching party for its injury. The parties shall therefore have the right, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement. In the event of any action or arbitration proceeding to enforce this Agreement, the non-breaching party hereby waives the defense that there is an adequate remedy at law.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as a sealed instrument as of the day and year first above written.

                                    UTILITIES, INC.


                                    By:
                                       -------------------------------
                                       Name:
                                       Title:


                                    MJD VENTURES, INC.


                                    By:
                                       -------------------------------
                                       Eugene B. Johnson
                                       Executive Vice-President


                                    UTILITIES ACQUISITION CORP.


                                    By:
                                       -------------------------------
                                       Eugene B. Johnson
                                       Executive Vice President

                                   EXHIBIT A

                              ARTICLES OF MERGER

                                      OF

                          UTILITIES ACQUISITION CORP.

                                     INTO

                                UTILITIES, INC.

                        PURSUANT TO SECTION 903 OF THE
                BUSINESS CORPORATION ACT OF THE STATE OF MAINE

         ************************************************************

          THE UNDERSIGNED CORPORATION, organized and existing under and by virtue of the Maine Business Corporation Act, does hereby certify that:

          1. The name, state of incorporation and date of filing of the certificate of incorporation of each of the constituent corporations of the merger are as follows:

                                              Date
                                           Certificate
                           State of       Filed with the
       Name              Incorporation        State
       ----              -------------        -----

Utilities Acquisition        Maine      _________, ____
 Corp.

Utilities, Inc.              Maine      _________, ____


                                  Number of    Number of
                                   Shares     Shares Voted
                    Number of    Entitled to    For and
                     Shares       Vote for    Against the
     Name          Outstanding    the Plan       Plan
     ----          -----------    --------       ----

Utilities                                      For:
Acquisition                                    Against:
Corp.

Utilities, Inc.                                For:
                                               Against:

          2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by unanimous written consent of the respective Board of Directors of each of the aforesaid constituent corporations in accordance with the requirements of Section 902 of the Maine Business Corporation Act.

          3. The name of the surviving corporation of the merger is Utilities, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the Maine Business Corporation Act.

          4. The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at the following address:

               Utilities, Inc.
               c/o MJD Communications, Inc.
               Morehead Place
               521 East Morehead Street
               Charlotte, North Carolina  28202

          5. The Agreement and Plan of Merger was duly approved by the shareholders of each of the constituent corporations in accordance with Section 902 of the Maine Business Corporation Act. The

          6. A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any Shareholder of any constituent corporation.

          IN WITNESS WHEREOF, the undersigned has subscribed this certificate on the date set forth below and hereby affirms that the statements contained herein are true and correct.


                                     ________________, 1998


                                         UTILITIES, INC.


                                         By:
                                            ---------------------------
                                         Name:
                                              -------------------------
                                         Title:
                                               ------------------------


                                         ATTESTED TO:


                                         By:
                                            ---------------------------
                                         Name:
                                              -------------------------
                                         Title:
                                               ------------------------

                                   EXHIBIT B

                                ESCROW AGREEMENT

                                   EXHIBIT C

                           OPINION OF COMPANY COUNSEL

                                   EXHIBIT D

                            [INTENTIONALLY OMITTED]

                                   EXHIBIT E


                            [INTENTIONALLY OMITTED]

                                   EXHIBIT F

                              FORM OF SHAREHOLDER
                      REPRESENTATIVE APPOINTMENT AGREEMENT